EXHIBIT 2.1
                                                                     -----------


                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                  by and among

                          FREQUENCY ELECTRONICS, INC.,


                                FEI-ZYFER, INC.,


                                  ODETICS, INC.



                                       and

                                   ZYFER, INC.



                                   dated as of

                                   May 9, 2003

                                TABLE OF CONTENTS



                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

Section 1.1   Definitions..................................................
Section 1.2   Interpretation...............................................


                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

Section 2.1   Sale and Transfer of Assets..................................
Section 2.2   Retained Assets..............................................
Section 2.3   Assumption of Liabilities....................................
Section 2.4   Retained Liabilities.........................................
Section 2.5   The Purchase Price...........................................
Section 2.6   Pre-Closing Adjustment to the Purchase Price. ...............
Section 2.7   Post-Closing Reconciliation of Purchase Price................
Section 2.8   Performance-Based Purchase Price Adjustment..................


                                   ARTICLE III

                                   THE CLOSING

Section 3.1   The Closing..................................................
Section 3.2   Deliveries by Seller.........................................
Section 3.3   Deliveries by Purchaser......................................


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF parent and SELLER

Section 4.1   Organization and Qualification of Parent.....................
Section 4.2   Organization and Qualification of Seller.....................
Section 4.3   Subsidiaries and Affiliates..................................
Section 4.4   Authorization; Validity of Agreement.........................
Section 4.5   Consents and Approvals; No Violations........................
Section 4.6   Financial Statements; SEC Filings............................
Section 4.7   Books and Records............................................
Section 4.8   No Undisclosed Liabilities...................................
Section 4.9   Accounts Receivable..........................................
Section 4.10  Accounts Payable.............................................
Section 4.11  Seller Indebtedness..........................................
Section 4.12  Absence of Certain Changes...................................
Section 4.13  Availability of Assets and Legality of Use...................
Section 4.14  Title to Properties; Encumbrances............................
Section 4.15  Real Property................................................
Section 4.16  Environmental Matters........................................
Section 4.17  Material Contracts...........................................
Section 4.18  Customers....................................................
Section 4.19  Insurance....................................................
Section 4.20  Casualties...................................................
Section 4.21  Litigation...................................................
Section 4.22  Compliance with Laws; Permits and Licenses...................
Section 4.23  Employee Benefit Plans.......................................
Section 4.24  Tax Matters..................................................
Section 4.25  Intellectual Property........................................
Section 4.26  Inventory and Fixed Assets...................................
Section 4.27  Labor Matters................................................
Section 4.28  Personnel....................................................
Section 4.29  Potential Conflict of Interest...............................
Section 4.30  Propriety of Past Payments...................................
Section 4.31  Brokers or Finders...........................................
Section 4.32  Product Defects..............................................
Section 4.33  Government Licenses, Clearances and Security Regulations.....


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 5.1   Organization.................................................
Section 5.2   Authorization; Validity of Agreement.........................
Section 5.3   Consents and Approvals; No Violations........................
Section 5.4   Brokers or Finders...........................................
Section 5.5   Availability of Funds........................................


                                   ARTICLE VI

                                    COVENANTS

Section 6.1   Non-Compete..................................................
Section 6.2   Subsequent Actions...........................................
Section 6.3   Employee Matters.............................................
Section 6.4   Use of Seller's Name and Logo................................
Section 6.5   Further Assurances...........................................
Section 6.6   Record Retention.............................................
Section 6.7   Technology License...........................................
Section 6.8   Parent Guarantee.............................................


                                   ARTICLE VII

                                   Tax matters

Section 7.1   Transfer Taxes...............................................
Section 7.2   Liability for Taxes and Related Matters......................
Section 7.3   Cooperation..................................................
Section 7.4   Allocation of Purchase Price.................................
Section 7.5   Employees....................................................


                                  ARTICLE VIII

                                   CONDITIONS

Section 8.1   Conditions to Each Party's Obligation to Effect the
               Closing.....................................................
Section 8.2   Conditions to Obligations of Purchaser to Effect the
               Closing.....................................................
Section 8.3   Conditions to Obligations of Seller to Effect the Closing....


                                   ARTICLE IX

                                 INDEMNIFICATION

Section 9.1   Survival of Certain Representations and Warranties...........
Section 9.2   Indemnification by Parent and Seller.........................
Section 9.3   Indemnification by Purchaser.................................
Section 9.4   Indemnification Procedures...................................
Section 9.5   Limitations..................................................


                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1  Fees and Expenses............................................
Section 10.2  Amendment and Modification...................................
Section 10.3  Publicity....................................................
Section 10.4  Notices......................................................
Section 10.5  Counterparts.................................................
Section 10.6  Dispute Resolution...........................................
Section 10.7  Entire Agreement; No Third Party Beneficiaries...............
Section 10.8  Severability.................................................
Section 10.9  Governing Law................................................
Section 10.10 Enforcement..................................................
Section 10.11 Time of Essence..............................................
Section 10.12 Extension; Waiver............................................
Section 10.13 Election of Remedies.........................................
Section 10.14 Assignment...................................................


DISCLOSURE SCHEDULES

2.1         Sale and Transfer of Assets
2.2         Retained Assets
2.3         Assumed Liabilities
4.5         Consents and Approvals; No Violations
4.6         Financial Statements; SEC Filings
4.8         No Undisclosed Liabilities
4.10        Accounts Payable
4.12        Absence of Certain Changes
4.13        Availability of Assets and Legality of Use
4.14(b)     Leased Real Property
4.14(c)     Leased Personal Property
4.15        Real Property
4.17        Material Contracts
4.18        Customers
4.19        Insurance
4.21        Litigation
4.23        Employee Benefit Plans
4.24        Tax Matters
4.25        Intellectual Property
4.26        Inventory and Fixed Assets
4.28        Personnel
4.32        Product Defects


EXHIBITS

Exhibit A   Bill of Sale
Exhibit B   Escrow Agreement
Exhibit C   Sub-Lease Agreement
Exhibit D   Transition Services Agreement
Exhibit E   Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT

            Asset Purchase Agreement, dated as of May 9, 2003, by and among FREQUENCY ELECTRONICS, INC., a Delaware corporation ("Frequency"), FEI-ZYFER, INC., a Delaware corporation ("Purchaser"), ODETICS, Inc., a Delaware corporation ("Parent"), and ZYFER, INC., a Delaware corporation ("Seller"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article I.


            WHEREAS, Seller is engaged in the business of designing, developing, and manufacturing time/frequency generation and synchronization products (the "Business");

            WHEREAS, Parent is the direct owner of all of the outstanding capital stock of Seller;


            WHEREAS, Purchaser is a wholly-owned subsidiary of Frequency;

            WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, the Business and Assets (as hereinafter defined), subject to the assumption by Purchaser of certain liabilities of Seller comprising the Assumed Liabilities (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

            Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

            "Accounts Receivable" shall mean any and all trade accounts, notes and other receivables of Seller and the Business and all claims relating thereto or arising therefrom other than the Retained Assets.

            "Additional Payment Amount" shall have the meaning set forth in
Section 2.8(a).

            "Affiliate" of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first mentioned Person.

            "Agreement" or "this Agreement" shall mean this Asset Purchase Agreement, together with the Exhibits and Appendices hereto and the Disclosure Schedules.

            "Ancillary Agreements" shall mean the Bill of Sale, the Sub-Lease Agreement, the Escrow Agreement, the Assignment and Assumption Agreement and the Transition Services Agreement.

            "Applicable Law" shall mean any law, regulation, rule, order, judgment or decree to which the Business, the Assets or Seller is subject.

            "Applicable Rate" means a rate per annum equal to the "prime rate" as set forth in The Wall Street Journal "Money Rates" column plus one percent (1%).

            "Assets" shall mean the assets of Seller set forth in Section 2.1.

            "Associate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

            "Assumed Liabilities" shall have the meaning set forth in Section
2.3.

            "Balance Sheet" shall mean the March 31, 2003 balance sheet of Seller included in the Financial Statements.

            "Balance Sheet Date" shall mean March 31, 2003.

            "Business Day" shall mean a day other than Saturday, Sunday or any day on which banks located in the States of California and New York are authorized or obligated to close.

            "Closing" shall mean the closing referred to in Section 3.1.

            "Closing Date" shall mean the date on which the Closing occurs.

            "Closing Net Assets" shall have the meaning set forth in Section 2.7(a).

            "Closing Payment" shall have the meaning set forth in Section 2.6.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Confidentiality Agreement" shall mean that certain letter agreement dated December 12, 2002 between Parent and Purchaser.

            "Confidentiality Obligations" shall mean any confidentiality obligations set forth herein or in any other agreement to which each of the parties hereto are parties or by which each are bound, including the Confidentiality Agreement.

            "Confidentiality Regulations" shall mean Treasury Regulation Section 1.6011-4(b)(3) or any successor provision of the Treasury Regulations promulgated under Section 6011 of the Code.

            "Copyrights" shall mean, as they exist anywhere in the world, copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights.

            "Disclosure Schedules" shall mean the Disclosure Schedules of even date herewith prepared and signed by Parent and Seller and delivered to Purchaser simultaneously with the execution hereof or as approved thereafter in writing by all of the parties hereto.

            "Earnout Products" shall have the meaning set forth in Section 2.8(a)(iii).

            "Earnout Year" shall have the meaning set forth in Section 2.8(a).

            "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

            "Environmental Claim" shall mean any claim, action, cause of action, investigation or written notice by any Person alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by Seller, now or in the past, (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (iii) orders, judgements, settlements, and liens related to any Environmental Law.

            "Environmental Law" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport, handling of or exposure to Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon, including each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with Seller would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

            "Escrow Agent" shall mean HSBC Bank USA or the successor escrow agent pursuant to the Escrow Agreement of even date herewith among HSBC Bank USA and the parties to this Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Existing Technology" shall have the meaning set forth in Section 2.8(a) (iii).

            "Expenses" shall mean any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

            "Federal Income Tax" means any tax imposed under Subtitle A of the Code.

            "Final Determination" means (i) with respect of Federal Income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and (ii) with respect to Taxes other than Federal Income Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

            "Financial Statements" means the unaudited balance sheets of Seller at March 31, 2003, March 31, 2002 and March 31, 2001, and the unaudited related statements of operations and cash flows for the periods then ended.

            "GAAP" shall mean United States generally accepted accounting principles.

            "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

            "Holdback Amount" shall have the meaning set forth in Section
2.5(c).

            "Income Tax" means any income, franchise, gains or similar Tax imposed on or measured by net income, profits, gains or similar items (including Federal Income Tax) and any interest, additional amounts, additions to tax, penalties or similar items with respect thereto.

            "Indemnified Party" shall have the meaning set forth in Section 10.4(a).

            "Indemnitor" shall have the meaning set forth in Section 9.4(a).

            "Intellectual Property" means all Copyrights, Internet Assets, Patents, Software, Trade Secrets, Trademarks, Databases and IP Licenses.

            "IP Licenses" means all licenses, sublicenses, distributor agreements or permissions, including without limitation, the right to receive royalties or any other consideration relating to Copyrights, Internet Assets, Patents, Software, Trade Secrets and Trademarks.

            "Internet Assets" means, as they exist anywhere in the world, domain names, Internet addresses and other computer identifiers, web sites, web pages and similar rights and items.

            "Inventory" shall have the meaning set forth in Section 2.1(f).

            "Knowledge of Seller" concerning a particular subject, area or aspect of the Business or affairs shall mean the actual knowledge of any of the senior officers and directors of Seller or Parent.

            "Leased Real Property" shall mean the leasehold interests held by Seller under the Real Property Leases.

            "Liabilities" shall mean the debts, liabilities, claims, security interests, Encumbrances (other than Permitted Encumbrances), demands, expenses, commitments and obligations (whether accrued or not, known or unknown, disclosed or undisclosed, fixed or contingent, asserted or unasserted, liquidated or unliquidated, arising prior to, at or after the Closing) of Seller.

            "Loss Threshold" shall have the meaning set forth in Section 9.2(b)(i).

            "Losses" shall mean any and all losses, costs, claims, assessments, obligations, liabilities, settlement payments, interest, other carrying costs, diminution in value, awards, judgments, fines, penalties, damages, Expenses, deficiencies or other charges which are actually incurred.

            "Material Adverse Effect" or "Material Adverse Change" shall mean any change or changes, effect or effects, event or events or circumstance or circumstances (any such item, an "Effect") that individually or in the aggregate are reasonably expected to be materially adverse to (i) the assets, properties, business, results of operations, prospects or financial condition (financial or otherwise) of Seller, taken as a whole, the Business or the Assets or (ii) the ability of Parent or Seller to perform their obligations under this Agreement.

            "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes and toxic or hazardous substances, materials and wastes, including without limitation, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paints and materials, and radon.

            "Net Assets" shall mean the Assets minus the Assumed Liabilities set forth on Schedule 2.3.

            "Notice of Disagreement" shall have the meaning set forth in Section 2.7(c).

            "Notice of Earnout Dispute" shall have the meaning set forth in
Section 2.8(b).

            "Ordinary Course of Business" any action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority).

            "Parent Indemnified Parties" shall mean Parent, Seller and each of their respective Representatives and Affiliates.

            "Patents" means, as they exist anywhere in the world, patents, patent renewals and renewal rights, extension patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted).

            "Permits" shall mean permits, certificates, licenses, filings, approvals and other authorizations of any Governmental Entity.

            "Permitted Encumbrances" shall mean (a) statutory liens, charges, assessments, security interests, claims, obligations, understandings or arrangements for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which reserves are reflected in the Financial Statements;
(b) mechanic's, carrier's, warehouseman's, landlord's, materialman's, worker's, repairer's and similar statutory liens, charges, assessments, security interests, options, claims, mortgages, pledges, obligations, understandings or arrangements arising or incurred in the Ordinary Course of Business in amounts that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; (c) zoning, entitlement, subdivision, building and other land use regulations imposed by Governmental Entities having jurisdiction over such property that are not violated by the current use and operation of such property; (d) pledges or deposits in connection with, or to secure, workmen's compensation, unemployment insurance pension or other employee benefits; (e) restrictions on transfer arising out of or related to securities Laws; (f) any Encumbrance renewing, extending or refunding any Encumbrance permitted hereunder; and (g) the Seller Agreements.

            "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

            "Plan" shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Seller or by any ERISA Affiliate, or to which Seller or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of Seller.

            "Post-Closing Statement of Net Assets" shall have the meaning set forth in Section 2.7(a).

            "Post-Closing Tax Period" means any taxable period (or portion thereof) beginning after the close of business on the Closing Date.

            "Pre-Closing Net Assets" shall have the meaning set forth in Section 2.6.

            "Pre-Closing Statement of Net Assets" shall have the meaning set forth in Section 2.6.

            "Pre-Closing Tax Period" means any taxable period (or portion thereof) ending on or before the close of business on the Closing Date.

            "Product Liability Claim" shall mean any claim arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold or delivered by Seller (or products containing products manufactured by the Seller).

            "Purchase Price" shall have the meaning set forth in Section 2.5.

            "Purchaser" shall have the meaning set forth in the Recitals.

            "Purchaser Indemnified Parties" shall mean Purchaser and each of its Representatives and Affiliates.

            "Real Property Leases" shall mean the real property leases for the real property that Seller currently uses for the Business as described in
Schedule 2.1(c).

            "Representative" shall mean any officer, director, employee, agent, advisor or consultant of a Person.

            "Retained Assets" has the meaning set forth in Section 2.2.

            "Retained Liabilities" has the meaning set forth in Section 2.4.

            "Revenues" shall have the meaning set forth in Section 2.8(a)(iii).

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Seller" shall have the meaning set forth in the Recitals.

            "Seller Agreements" shall have the meaning set forth in Section 2.3.

            "Seller Group" means any combined, consolidated, affiliated or unitary group, including within the meaning of Section 1504 of the Code or any similar provision under the tax laws of any state or foreign jurisdiction, of which the Seller is or has been a member.

            "Seller Intellectual Property" shall mean all Intellectual Property that is currently used in the Business or that is necessary to conduct the Business as presently conducted.

            "Seller Indemnified Parties" shall mean Seller and each of its respective Representatives and Affiliates.

            "Seller Trademarks and Logos" has the meaning set forth in Section 6.5.

            "Software" means as they exist anywhere in the world, computer software programs, including, without limitation, all source code as fully commented source code as exists, object code, specifications, designs and documentation related thereto, definitions of files, fields of files, variables, details, parameters, installation and maintenance specifications, inputs and outputs (including codes and acronyms), program descriptions, file descriptions, formats and layouts, report descriptions and layouts, screen descriptions and layouts, graphical and non-graphical user interfaces, input documents, data elements, paper processing flowcharts, computer processing flowcharts, processing narratives, editing rules, password development and protection rules, telecommunications requirements, glossaries and manual procedures with respect to the aforesaid computer programming. Software shall include, without limitation, derivative works, customizations, supplemental works, interim works, works in progress and all other intellectual property rights, and portions thereof, with respect to the Software, whether or not fixed in a tangible medium of expression, moral rights, with respect to all computer platforms and configurations known or unknown (e.g., - PC, midrange, LAN, WAN, client server, mini, mainframe), all APIs, DLLs and other programming by which the Software integrates or communicates with other software and/or hardware/equipment, together with all concomitant installation, technical, functional or user documentation or specifications (the "Documentation") regardless of the media on which the Documentation is contained.

            "Stealthkey Technology" means(i) U.S. Registered Patent (File No. 09/510,540) "System and Method for Secure Cryptographic Communications"; (ii) Pending U.S. Patent Applications (File Nos. 09/574,345, 09/711,783, 09/790,021);
(iii) all foreign Patents addressing substantially the same technology covered by (i) or (ii) above.

            "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

            "Survival Period" shall have the meaning set forth in Section
9.5(a).

            "Tax" or "Taxes" shall mean all taxes, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, personal and real property (including leaseholds and interests in leaseholds), sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

            "Tax Benefit" with respect to any event or adjustment for any Person means the positive excess, if any, of the Tax liability of such Person without regard to such event or adjustment over the Tax liability of such Person taking into account such event or adjustment, with all other circumstances remaining unchanged.

            "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

            "Tax Return" shall mean any return (including estimated returns), report, information return, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any United States federal, state, local or foreign Governmental Entity in connection with any determination, assessment or collection of any Tax or other administration of any laws, regulations or administrative requirements (collectively, "returns") and any amended returns.

            "Third Party" shall mean any Person other than Seller, Purchaser, or any of their respective Affiliates.

            "Third Party Claim" shall have the meaning specified in Section 9.4(b).

            "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

            "TLP" shall mean Technology Lending Partners.

            "TLP Payment" shall have the meaning set forth in Section 3.3(c).

            "Trade Secrets" means, as they exist anywhere in the world, trade secrets, know-how, inventions, processes, procedures, databases, confidential business information, concepts, ideas, designs, research or development information, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, technical data, discoveries, modifications, extensions, improvements, and other proprietary information and rights (whether or not patentable or subject to copyright, mask work, or trade secret protection).

            "Trademarks" means, as they exist anywhere in the world, trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto.

            "Transactions" shall mean all the transactions provided for or contemplated by this Agreement and/or the Ancillary Agreements.

            "Transfer Tax" or "Transfer Taxes" shall mean any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to tax or interest with respect thereto.

            "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

            Section 1.2 Interpretation.

            (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

            (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

            (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

            (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

            (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns, provided, however in the event that either Purchaser or any of its Affiliates is deemed to be Seller's successor, the references herein to Seller shall not include Purchaser or its Affiliates.

            (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

            Section 2.1 Sale and Transfer of Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser and/or one or more of its Affiliates, and Purchaser and/or one or more of its Affiliates, shall purchase, acquire and accept from Seller, free and clear of any Encumbrances (other than Permitted Encumbrances), all of Seller's right, title and interest in and to the assets, properties, rights, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, which are used, held for use or necessary to conduct the Business as currently conducted, other than the Retained Assets, including the following (but excluding in each case any Retained Assets as defined below) (the "Assets"):

            (a) all Intellectual Property, except as provided in Section 6.8, which are used, held for use or necessary to conduct the Business;

            (b) except as otherwise provided in this Agreement, all rights of Seller in and to all supply agreements, license agreements, advisory agreements, promotional agreements, independent contractor agreements, sales representative agreements, manufacturing agreements, confidentiality agreements (under which Seller has provided information to a Third Party) to the extent related to the Assets, all purchase orders for the sale or purchase of goods and services, or both, all agreements listed on Schedule 4.17(a) of the Disclosure Schedules and all other contracts and other agreements of whatever nature to which Seller is a party, in each case to the extent set forth in Schedule 2.1(b);

            (c) except as otherwise provided in this Agreement, all rights of Seller in and to the Real Property Leases to the extent set forth in the Sub-Lease Agreement;

            (d) all books, files, data, customer and supplier lists, cost and pricing information, business plans, quality control records and manuals, blueprints, research and development files and all other records of Seller, which are used, held for use or necessary to conduct the Business, as currently conducted by Seller, except to the extent necessary to effect an orderly dissolution of Seller and other than the minute books, stock record books, stock ledgers, Tax Returns, tax books and records and similar financial and other records of Seller which (i) relate to Income Taxes, gross receipts Taxes and any Taxes imposed in lieu of such Taxes; and (ii) in the case of all other Tax Returns and tax books and records that do not pertain primarily to the Business;

            (e) all personal computers, computer hardware, Software, data and other electronically stored records and electronic messages of Seller, which are used in or necessary to conduct the Business, as currently conducted by Seller;

            (f) all inventory, supplies, goods-in-transit, packaging materials and other consumables of Seller (the "Inventory"), including Inventory (i) in transit from suppliers of the Business or (ii) held by suppliers of the Business;

            (g) all transferable Permits of Seller related to the Business;

            (h) all Accounts Receivable;

            (i) all machinery, vehicles, tools, equipment, furnishings, fixtures, furniture and spare parts owned or leased by Seller, on the Closing Date;

            (j) all advertising or promotional materials of Seller;

            (k) all manufacturer's warranties to the extent related to the Assets and all claims under such warranties;

            (l) all rights to the telephone numbers (and related directory listings) of Seller to the extent assignable, Seller's Internet domain names, and internet sites used by Seller;

            (m) all prepaid expenses and deposits of Seller;

            (n) all security deposits, earnest deposits and all other forms of security placed with Seller for the performance of a contract or agreement which otherwise constitute a portion of the Assets;

            (o) except for amounts collected and receipt of payments due under the Retained Assets, all of Seller's rights in any security accounts, safe deposit boxes and vaults and insurance policies, wherever maintained or held;

            (p) the goodwill in or arising from the Assets and the Business;

            (q) all other assets and properties used in or necessary in connection with the Business as presently conducted by Seller; and

            (r) Seller's rights, privileges, claims, demands, causes of action, prepayments, deposits, refunds, indemnification agreements with, and indemnification rights against, Third Parties, warranty claims (to the extent transferable), offsets and other claims of Seller in respect of the above-listed Assets.

            Section 2.2 Retained Assets. Notwithstanding Section 2.1, all of Seller's right, title and interest in and to the following properties, assets and rights shall be excluded from the Assets (collectively, the "Retained Assets"):

            (a) all assets, properties, rights, claims and contracts listed in
Schedule 2.2(a);

            (b) any assets and associated claims, counterclaims, offsets, defenses or causes of action relating to or arising out of the Retained Liabilities;

            (c) all Tax refunds and recoveries and similar benefits of Seller, other than Tax refunds and recoveries and similar benefits that relate to Taxes for which Purchaser is liable pursuant to Section 7.2;

            (d) any claims, counterclaims, offsets, defenses or causes of action arising prior to the Closing Date, other than to the extent relating to, or arising from, the Assets or Assumed Liabilities;

            (e) all right, title and interest in and to all properties, assets and rights of Seller that are not being transferred pursuant to Section 2.1 (including the Plans);

            (f) all right, title and interest in the Stealthkey Technology );
and

            (g) any Trademarks, Tradenames or Internet Assets, including the name "Odetics" or the name of any business unit of Parent other than Seller's.

            Section 2.3 Assumption of Liabilities.

            (a) At the Closing, Purchaser and/or one or more of its Affiliates or subsidiaries shall assume, and shall be solely and exclusively liable only for (i) those obligations of Seller under the contracts, agreements, leases, licenses, permits, applications, unfilled sales and purchase orders, invoices, Inventory, Permits and Assets and other commitments assigned or otherwise transferred to Purchaser pursuant to Sections 2.1(b), (c), (f), (g), (i), (j) and (r) (collectively, the "Seller Agreements") that arise, and relate to a period, on or after the Closing Date, including all unperformed and unfulfilled obligations expressly identified in such Seller Agreements incurred on or after the Closing Date in respect of services rendered or goods sold to or by Seller on or after the Closing Date which are required to be performed and fulfilled under the Seller Agreements; and (ii) those liabilities set forth on Schedule
2.3 (collectively, the "Assumed Liabilities"). Assumed Liabilities shall not include any Retained Liabilities.

            (b) Nothing contained in this Agreement shall require Purchaser or any of its Affiliates to pay, perform or discharge any Assumed Liability so long as it shall in good faith and by appropriate and legal means contest or cause to be contested the amount or validity thereof and shall have indemnified and have held harmless Seller and its Affiliates with respect thereto pursuant to the terms of this Agreement.

            (c) Nothing contained in this Section 2.3 or in any instrument of assumption executed by Purchaser at the Closing shall release or relieve Parent or Seller from their representations, warranties, covenants and agreements contained in this Agreement or any certificate, schedule, instrument, agreement or document executed pursuant hereto or in connection herewith, including, the obligations of Parent and Seller to indemnify Purchaser in accordance with the provisions of Article X hereto.

            (d) Notwithstanding the foregoing, Purchaser and its Affiliates shall not, and nothing in this Agreement shall require Purchaser and/or its Affiliates to, assume or be liable or otherwise be responsible for any Liabilities of Seller with respect to any Plan (including, but not limited to, any Title IV Plan), except as may be required by law or pursuant to any Seller Agreement.

            Section 2.4 Retained Liabilities. Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume, and shall be deemed not to have assumed, any Liabilities of Seller or the Business, except as specifically provided in Section 2.3(a). All other liabilities, known or unknown, contingent or otherwise shall remain the obligations of Seller. Retained Liabilities shall include all liabilities other than Assumed Liabilities, including but not limited to:

            (a) any and all liabilities incurred or assumed prior to the Closing Date relating to current or former employees of Seller or any Plan, including any accrued benefits of the current or former employees of Seller payable on or after the Closing Date except in each case as specifically provided in Schedule 2.3(a);

            (b) any and all liabilities or potential liabilities in respect of pending or threatened litigation brought or to be brought in respect of events, circumstances or facts occurring prior to the Closing, including any indemnification claims relating to this Agreement or the Transactions, including, without limitation, the litigation identified on Schedule 4.21;

            (c) Taxes attributable to the Assets or the operations or the income of Seller or any Seller Group for any Pre-Closing Tax Period; and

            (d) Any and all claims (including product liability claims), counterclaims, offsets, defenses or causes of action relating to products manufactured by Seller on or before the Closing Date and shipped to customers on or before the Closing Date.

            As between Seller and Purchaser, it is understood that Seller shall be solely and exclusively liable with respect to all Liabilities of Seller and the Business, whether disclosed or undisclosed, whether known or unknown, whether fixed or contingent, other than the Assumed Liabilities (collectively, the "Retained Liabilities").

            Section 2.5 The Purchase Price.

            (a) The purchase price for the Assets (the "Purchase Price") shall be $2,300,000, payable at the Closing in the manner provided in Section 3.3(a).

            (b) The Purchase Price shall be subject to adjustment as provided in Sections 2.6, 2.7 and 2.8.

            (c) Notwithstanding the foregoing, at the Closing, Purchaser shall transfer $250,000 (the "Holdback Amount") of the Purchase Price to the Escrow Agent to be held pursuant to the terms of the Escrow Agreement and this Section 2.5(c). The Holdback Amount shall be held by the Escrow Agent for purposes of providing Purchaser security for Parent and Seller's indemnification and other payment obligations under this Agreement, including, without limitation, pursuant to Section 2.7(b). Promptly following the post-closing reconciliation of the purchase price pursuant to Section 2.7, and without limiting Purchaser's right to offset against the Holdback Amount Seller's payment obligations under
Section 2.7, if any, the Holdback Amount shall be reduced to $100,000 and the Escrow Agent shall immediately pay to Seller the amount of the Holdback Amount that exceeds $100,000. On the date that is six (6) months following the Closing Date, the Holdback Amount shall be reduced to $50,000 and the Escrow Agent shall immediately pay to Seller the amount of the Holdback Amount that exceeds $50,000. The Escrow Agent shall remit the then remaining amount of the Holdback Amount to Seller on July 31, 2004.

            Section 2.6 Pre-Closing Adjustment to the Purchase Price. On or prior to the third (3rd) Business Day prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a written statement setting forth Seller's best good faith determination of the Net Assets as of the Closing Date (the "Pre-Closing Statement of Net Assets"), a copy of which is set forth on Schedule 2.6. The Pre-Closing Statement of Net Assets shall be certified by Parent and Seller's chief financial officers. The amount of the Purchase Price to be paid by Purchaser at the Closing shall be reduced by the amount, if any, by which $2,200,000 exceeds the Net Assets as shown on the Pre-Closing Statement of Net Assets (the "Pre-Closing Net Assets"). The amount of the Purchase Price to be paid by the Purchaser at the Closing pursuant to this Section 2.6 shall be referred to as the "Closing Payment".

            Section 2.7 Post-Closing Reconciliation of Purchase Price.

            (a) As promptly as practicable, but in any event not later than forty-five (45) days after the Closing Date, Seller shall prepare and deliver to Purchaser a written statement (the "Post-Closing Statement of Net Assets") which shall be prepared by Ernst & Young, LLP, certified public accountants, who will attest that the statement has been prepared in accordance with GAAP consistently applied and in substantially the manner used to prepare the Financial Statements. The amount of the Net Assets as shown on the Post-Closing Statement of Net Assets is hereinafter referred to as the (the "Closing Net Assets"). All fees and expenses of Ernst & Young LLP that are related to the preparation of the Post-Closing Statement of Net Assets will be paid by the Seller.

            (b) Provided that (i) Purchaser does not provide a timely Notice of Disagreement in accordance with Section 2.7(c) below, or (ii) Purchaser notifies Escrow Agent in writing of Purchaser's approval of the Post-Closing Statement of Assets, or (iii) the Independent Accountant (as defined below) makes a determination in accordance with Section 2.7(c), if the Closing Net Assets are less than $2,200,000, within five (5) Business Days after the earlier of (i),
(ii) or (iii) above in this Section 2.7(b), the Seller and Purchaser will cause the Escrow Agent to, pay to Purchaser from the Holdback Amount the amount equal to: (i) the amount by which $2,200,000 exceeds the Closing Net Assets, minus the amount by which the Closing Payment was reduced pursuant to Section 2.6; provided, if such amount exceeds $150,000, Seller shall pay to Purchaser such excess amount. The Seller may instruct the Escrow Agent to pay such amount to Purchaser from the Holdback Amount then remaining to the extent the Holdback Amount exceeds the amount to be paid. If the Closing Net Assets exceed the Pre-Closing Net Assets, Purchaser shall, within five (5) Business Days after delivery to Seller of the Post-Closing Statement of Net Assets, pay to Seller the amount equal to: (i) the difference between the Closing Net Assets and the Pre-Closing Net Assets, provided that such amount shall not exceed the amount, if any, by which the Closing Payment was reduced pursuant to Section 2.6. Payments, if any, by Seller or Purchaser pursuant to this Section 2.7(b) shall be made by wire transfer of immediately available funds. The parties shall treat any payment made pursuant to this Section 2.7(b) as an adjustment to the Purchase Price for all purposes.

            (c) Dispute Resolution. If Purchaser in good faith disagrees with the Post- Closing Statement of Net Assets, then Purchaser shall notify Seller and the Escrow Agent in writing (the "Notice of Disagreement") of such disagreement within twenty (20) days after delivery of the Post-Closing Statement of Net Assets to Purchaser. The Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement. Thereafter, Purchaser and Seller, shall attempt in good faith to resolve and finally determine the Post-Closing Statement of Net Assets. If Purchaser and Seller are unable to resolve the disagreement within ten (10) days after giving the Notice of Disagreement, then Purchaser and Seller shall select a mutually acceptable, nationally recognized independent accounting firm (such accounting firm being hereinafter referred to as the "Independent Accountant") to resolve the disputed items and make a determination with respect thereto. Such determination will be made, and written notice thereof given to Purchaser, Seller and the Escrow Agent within thirty (30) days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the Escrow Agent and the parties hereto, and shall constitute the Post-Closing Statement of Net Assets for the purposes of this Agreement. The scope of such firm's engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Post-Closing Statement of Net Assets in light of such resolution. The fees, costs and expenses of the Independent Accountant, if any, selected in accordance with this Section 2.7(c) will be shared equally by Purchaser on the one hand, and by Seller on the other hand. Any portion of the purchase price adjustment not in dispute shall be paid when due.

            Section 2.8 Performance-Based Purchase Price Adjustment. The Purchase Price set forth in Section 2.5 shall be subject to adjustment after the Closing Date (if the conditions set forth below are satisfied) as follows:

            (a) As additional consideration for the Assets, within 60 days after the end of the twelve-month period starting May 1, 2003 and ending April 30, 2004 and the twelve-month period starting May 1, 2004 and ending April 30, 2005 (each, an "Earnout Year"), Purchaser shall be required to pay to Seller an additional cash payment (each, an "Additional Payment Amount"), as follows:

          (i) If during the first Earnout Year the Revenues (as defined below) generated from sales or licenses of Earnout Products (as defined below) exceed $6 million, Purchaser shall pay to Seller an additional cash payment equal to 25% of the amount by which the Revenues for such Earnout Year exceed $6 million, provided that the amount of the payment, if any, pursuant to this clause (i) shall be capped at $1 million.

          (ii) If during the second Earnout Year the Revenues (as defined below) generated from sales or licenses of Earnout Products exceed $8 million, Purchaser shall pay to Seller an additional cash payment equal to 12.5% of the amount by which the Revenues for such Earnout Year exceed $8 million, provided that the amount of the payment, if any, pursuant to this clause
     (ii) shall be capped at $1 million.

          (iii) "Earnout Products" shall mean: (a) Seller's products existing as of the date of this Agreement and direct derivatives thereof, (b) technology of Seller existing as of the date of this Agreement and direct derivatives thereof (the "Existing Technology" ) and (c) new products developed primarily from Existing Technologies. Earnout Products shall specifically exclude: (i) products primarily based on technologies assigned to or acquired by Purchaser or its Affiliates after the Closing Date from third parties; and (ii) products based primarily on technologies of Purchaser or its Affiliates existing as of the date of this Agreement. "Revenues" shall mean: gross revenues less: (i) actual returns to Purchaser of Earnout Products during any Earnout Year and (ii) discounts on Earnout Products. Purchaser shall use its reasonable best efforts to ensure prompt revenue recognition of Earnout Products.

            (b) No later than 60 days after the end of last day of each Earnout Year, Purchaser shall prepare and deliver to Seller a written calculation of Revenues for such Earnout Year, as determined in accordance with this Section
2.8. The calculation of Revenues for each such Earnout Year shall be final and binding upon Seller, unless Seller within thirty (30) days of receipt of the calculation notifies Purchaser in writing (the "Notice of Earnout Dispute" ) that the calculation is in dispute. Any portion of the Additional Payment Amount that is not disputed shall be paid to Seller within three (3) Business days thereafter. In such case, the parties shall discuss and try to resolve the dispute in good faith. In the event the parties are unable to resolve the dispute within ten (10) days of receipt by Purchaser of the Notice of Earnout Dispute, then either party may submit a statement setting forth the issue of disagreement to a mutually acceptable nationally recognized independent accounting firm for a binding and nonappealable determination to be rendered within thirty (30) days after such submission. Such accounting firm shall have the right to review, on a confidential basis, Purchaser's records relating to the calculation of Revenues for the relevant Earnout Year. Such accounting firm's fees and expenses shall be shared equally by Seller and Purchaser.

            (c) Purchaser shall, upon 48 hours advance notice, make its books and records relating to the Additional Payment Amounts, available to Seller for inspection, during normal business hours at Purchaser's principal place of business, (i) for a period of 30 days following the end of each fiscal quarter of Purchaser and (ii) after Purchaser's delivery to Seller of its calculation of each Additional Payment Amount, until resolution of any dispute over the Additional Payment Amount.

            (d) Purchaser, upon written notice to Seller, shall have the right to offset against any amounts due to Seller in accordance with this Section 2.8 any amounts that Parent or Seller are obligated to pay to Purchaser pursuant to
Article X hereof.

                                  ARTICLE III

                                   THE CLOSING

            Section 3.1 The Closing. The consummation of the transactions contemplated by this Agreement shall take place at the offices of Cadwalader, Wickersham & Taft LLP, 100 Maiden Lane, New York, New York 10038, at 10:00 a.m. EST, on May 9, 2003, unless another date or place is agreed in writing by each of the parties hereto.

            Section 3.2 Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser (unless previously delivered), the following:

            (a) a duly executed Bill of Sale in form and substance customary in similar transactions;

            (b) a written consent from the landlord under the Sub-Lease in form satisfactory to Purchaser;

            (c) all documents of title and instruments of conveyance reasonably necessary to transfer record and/or beneficial ownership to Purchaser of all automobiles, trucks, trailers (and any other property owned by Seller which require execution, endorsement and/or delivery of a document in order to vest record or beneficial ownership thereof in Purchaser) which constitute Assets pursuant to this Agreement;

            (d) Assignments of the Patents, Trademarks and the other Intellectual Property rights in form and substance reasonably acceptable to Purchaser and its counsel and such confirmatory assignments as may be necessary to record in the United States Patent and Trademark Office, the assignment to Purchaser of the United States registered Trademarks and shall have executed such other confirmatory assignments prepared by Purchaser which are in substance reasonably acceptable to Seller and its counsel as Purchaser or its counsel deem to be reasonably necessary or advisable to record in state trademark offices;

            (e) executed copies of the consents referred to in Section 4.5 that are identified by Purchaser as necessary to the consummation of the Closing;

            (f) a duly executed counterpart of the Sub-Lease Agreement;

            (g) a duly executed counterpart of the Transition Services
Agreement;

            (h) a duly executed counterpart of the Escrow Agreement;

            (i) the certificates referred to in Section 8.2(g);

            (j) a certification of non-foreign status for Seller in a form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder; and

            (k) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

            Section 3.3 Deliveries by Purchaser. At the Closing, (a) Purchaser shall deliver to Seller (unless previously delivered) the following:

          (i) a certified check (or, at Seller's option, wire transfer) payable to Seller in the amount of the Purchase Price, less the Holdback Amount, less the TLP Payment;

          (ii) a duly executed counterpart of the Sub-Lease Agreement;

          (iii) a duly executed counterpart of the Transition Services
     Agreement;

          (iv) a duly executed counterpart of the Escrow Agreement;

          (v) such other documents as are required to be delivered by Purchaser to Seller pursuant to this Agreement.

            (b) At the Closing, Purchaser shall deliver to the Escrow Agent a certified check (or wire transfer) in the amount of $250,000 representing the Holdback Amount.

            (c) At the Closing, Purchaser shall deliver to "TLP" a certified check (or wire transfer) in the amount of $1,080,189 to release a lien against Seller's Assets and certain of Seller's accounts receivable ("TLP Payment").

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER

            Except as specifically set forth in the Disclosure Schedules prepared and signed by Parent and Seller and delivered to Purchaser simultaneously with the execution hereof, Parent and Seller jointly and severally represent and warrant to Purchaser that all of the statements contained in this Article IV are true and complete as of the date of this Agreement. All representations and warranties are made as of the Closing Date unless specifically stated otherwise.

            Section 4.1 Organization and Qualification of Parent. Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. Parent has heretofore made available to Purchaser complete and correct copies of the certificate of incorporation and by-laws of Parent as presently in effect.

            Section 4.2 Organization and Qualification of Seller. Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has full corporate power and authority to carry on the Business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except where the failure so to qualify would not have a Material Adverse Effect. Seller has heretofore made available to Purchaser complete and correct copies of the certificate of incorporation and by-laws of Seller as presently in effect.

            Section 4.3 Subsidiaries and Affiliates. Seller has no direct or indirect Subsidiaries. Seller does not own any outstanding capital stock of any company or division of Parent.

            Section 4.4 Authorization; Validity of Agreement. Parent and Seller have full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the Transactions. The execution, delivery and performance by Parent and Seller of this Agreement and the Ancillary Agreements and the consummation by it of the Transactions have been duly authorized by the Parent's and Seller's Boards of Directors, and no other corporate action on the part of Parent or Seller is necessary to authorize the execution and delivery by Parent and Seller of this Agreement, the Ancillary Agreements or the consummation by it of the Transactions. This Agreement and the Ancillary Agreements have been duly executed and delivered by Parent and Seller and, assuming due and valid authorization, execution and delivery thereof by Purchaser, this Agreement and the Ancillary Agreements are valid and binding obligations of Parent and Seller enforceable against Parent and Seller in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 4.5 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required hereunder, and other applicable requirements of, the Exchange Act and state securities or blue sky laws, none of the execution, delivery or performance of this Agreement or the Ancillary Agreements by Parent and Seller, the consummation by Parent and Seller of any of the Transactions or compliance by Parent and Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, the by-laws or similar organizational documents of Parent and Seller, (ii) require any filing with, or Permit, authorization, consent or approval of, any Governmental Entity or other Person (including consents from parties to loans, contracts, leases and other agreements to which any Parent and Seller is a party), (iii) require any consent, approval or notice under, or result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material contract, agreement, arrangement or understanding to which Parent and Seller is a party or by which any of the Assets are bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Business, any of the Assets, Parent and Seller or any of their properties or assets, except in the case of the foregoing clauses (ii), (iii) and (iv) as would not have a Material Adverse Effect.

            Section 4.6 Financial Statements; SEC Filings.

            (a) Schedule 4.6 contains true and complete copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto). The Financial Statements fairly present the consolidated financial position and the consolidated results of operations and cash flows of Seller as of the times and for the periods referred to therein (subject, in the case of any unaudited statements, to normally recurring year-end audit adjustments which are not material either individually or in the aggregate).

            (b) Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2001 (the "Parent SEC Documents"), except where the failure to file would not have a Material Adverse Effect. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            Section 4.7 Books and Records. The minute books and other corporate records of Seller are complete and correct in all material respects. The minute books of Seller contain accurate and complete records of all meetings of, and corporate action taken by, the stockholders of Seller, the Seller's Board of Directors and all committees of Seller's Board of Directors, and no meeting of any of such stockholders, Seller's Board of Directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books. True and complete copies of all minute books of Seller have heretofore been made available to Purchaser.

            Section 4.8 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements or in the Pre-Closing Statement of Net Assets, (b) for liabilities and obligations incurred in the Ordinary Course of Business since the Balance Sheet Date or (c) as set forth in Schedule 4.8, the Assumed Liabilities do not include any liability or obligation that would be required to be disclosed in a consolidated balance sheet of the Parent and Seller prepared in accordance with GAAP.

            Section 4.9 Accounts Receivable. Seller is the sole and absolute owner of each accounts receivable that comprise the accounts receivable line item (as reserved for doubtful accounts) in Seller's Balance Sheet. Each such accounts receivable is based on an actual sale and delivery of goods and/or services rendered by Seller or Parent. Except as has been adequately reserved for under GAAP, each of the accounts receivable represents obligations of Seller's customers and Seller is not aware of any such accounts receivable being in dispute.

            Section 4.10 Accounts Payable.

            (a) Schedule 4.10(a) includes a list of all accounts payable of the Business as of the day prior to this Agreement. Such list includes the full amount of payables due to suppliers of the Business and there are no such suppliers which also supply other subsidiaries and Businesses of Parent.

            (b) All suppliers of material goods and services to the Business are continuing to supply such goods and services on terms that Seller believes are commercially reasonable.

            Section 4.11 Seller Indebtedness. Except as set forth on the Pre-Closing Statement of Net Assets or included in the Retained Liabilities, Seller has no outstanding Indebtedness or any amount of principal or unpaid interest outstanding under each instrument evidencing Indebtedness of Seller.

            Section 4.12 Absence of Certain Changes. Except for the transactions contemplated by this Agreement, since the Balance Sheet Date, the Business has been conducted, and the Assets utilized, only in the Ordinary Course of Business. Without limiting the generality of the foregoing, since the Balance Sheet Date, Seller has not:

            (a) incurred any liability or obligation (absolute, accrued, contingent or otherwise) except items incurred in the Ordinary Course of Business which do not exceed $25,000 (including obligations or liabilities arising from one transaction or a series of similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

            (b) permitted or allowed any of its Assets (real, personal or mixed, tangible or intangible) to be encumbered or be subjected to any Encumbrance (other than Permitted Encumbrances);

            (c) sold, transferred, or otherwise disposed of any material Assets (real, personal or mixed, tangible or intangible), except in the Ordinary Course of Business;

            (d) disposed of or permitted to lapse any rights to the use of any material Intellectual Property that is material to the Business, or disposed of or disclosed to any Person other than representatives of Purchaser any trade secret, formula, process, know-how or other material Intellectual Property not theretofore a matter of public knowledge;

            (e) granted any general increase in the compensation of Seller's officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except pursuant to written agreements in existence on the date hereof;

            (f) made any single capital expenditure or commitment in excess of $25,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $25,000 for additions to property, plant, equipment or intangible capital assets;

            (g) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Seller;

            (h) made any change in any method of accounting or accounting practice; or

            (i) agreed, whether in writing or otherwise, to take any action described in this section.

            Section 4.13 Availability of Assets and Legality of Use. Except for the Retained Assets, the Business is conducted solely through the Seller, as set forth on Schedule 4.13, and Parent. The Assets constitute all the assets, properties and rights used or held for use in the Business and necessary to operate the Business as currently conducted by Seller (including, but not limited to, all books, records, computers and computer programs). The tangible personal property, including, but not limited to, the personal property listed on Schedule 4.13, included in the Assets is in the exclusive possession and control of Seller and located at the places specified in Schedule 4.13. The tangible personal property included in the Assets that is material to the Business is in the aggregate, in good operating condition and repair (subject to normal wear and tear).

            Section 4.14 Title to Properties; Encumbrances. (a) Personal Property. Seller is the owner of the Assets other than the Leased Real Property and leased personal property; and has good and valid title (other than Permitted Encumbrances) to each of the Assets other than the Leased Real Property and leased personal property. Schedule 4.14(a) sets forth the listing of Seller's fixed assets as of March 31, 2003 which comprises the fixed assets entry on the Pre-Closing Statement of Net Assets as well as a physical listing of all purchased assets. (b) Leased Real Property. Schedule 4.14(b) contains a list of all real property leased by Seller and used in connection with the operation of the Business as presently conducted. To the Knowledge of Seller, each of such Real Property Leases is a valid and subsisting leasehold interest of Seller free of subtenancies and Encumbrances (other than Permitted Encumbrances) and is a binding obligation of Seller, enforceable against Seller in accordance with its terms, and is in full force and effect. There are no defaults under the Real Property Leases and no circumstances or events which, with notice or the passage of time or both, would constitute defaults under such leases except, in either of the foregoing instances, for defaults which would not have a Material Adverse Effect. Seller has provided Purchaser with complete and accurate copies of each such Real Property Lease. (c) Leased Personal Property. Schedule 4.14(c) contains a list of all personal property leased by Seller and used in connection with the operation of the Business as currently conducted and included in the Assets. Each of such leases relating to leased personal property (the "Personal Property Leases") is, to the Knowledge of Seller, a valid and subsisting leasehold interest of Seller free of Encumbrances (other than Permitted Encumbrances) and is a binding obligation of Seller, enforceable against Seller in accordance with its terms, and is in full force and effect. There are no defaults under the Personal Property Leases and, to the Knowledge of Seller, no circumstances or events exist which, with notice or the passage of time or both, would constitute defaults under such leases except, in either instance, for defaults which would have a Material Adverse Effect. (d) Owned Real Property. Seller owns no real property.

            Section 4.15 Real Property.

            (a) Neither Parent nor Seller has granted to any Person (other than pursuant to this Agreement) any right to occupy, possess, or otherwise encumber or acquire any portion of the Leased Real Property. Neither Parent nor Seller's interests with respect to the Real Property Leases have been assigned or pledged and such interests are not subject to any Encumbrances (other than Permitted Encumbrances).

            (b) Neither Parent nor Seller is a party to or obligated under any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Leased Real Property or other real property or any portion thereof or interest therein to any Person other than Purchaser.

            (c) There is no contract or agreement to which Parent or Seller is a party, other than the Seller Agreements and the other Permitted Encumbrances, affecting any of the Leased Real Property for which Purchaser will be responsible or liable after Closing.

            (d) Neither Parent nor Seller has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting any of the Leased Real Property or any part thereof or of any sale or other disposition of any of the Leased Real Property or any part thereof in lieu of condemnation.

            (e) Neither Parent nor Seller has received any written notices from any Governmental Entity requiring or advising as to the need for Seller to make any repair, alteration, restoration or improvement in connection with the Leased Real Property that would have a Material Adverse Effect.

            (f) To the Knowledge of Seller, the Real Property Leases are in full force and effect; neither Parent nor Seller has received any written notice or, to the Knowledge of Seller, oral notice, that any default or condition which with the passage of time would constitute a default, exists under the Real Property Leases, except such notices as to which the alleged defaults have been cured or otherwise resolved or defaults that will not have a Material Adverse Effect.

            (g) True, correct and complete copies of the Real Property Leases, including any non-disturbance agreements relating thereto, have been delivered to Purchaser prior to the date hereof and such Real Property Leases have not been amended or modified since that date (except as indicated on such delivered documents or as set forth in the Sub-Lease).

            (h) None of the Leased Real Property has been pledged by Parent or Seller or is subject to any Encumbrance other than a Permitted Encumbrance (other than pursuant to this Agreement and Encumbrances in favor of Parent or Seller's lenders and those which have been discharged at or prior to Closing).

            (i) The expiration date of each Real Property Lease is indicated on
Schedule 4.15(i). All security deposits required under the Real Property Leases have been paid to and, to the Knowledge of Seller, are being held by the applicable landlord under the Real Property Leases.

            (j) To the Knowledge of Seller, the lessor under each Real Property Lease is not in material default of its obligations under such Real Property Lease in a manner that will have a Material Adverse Effect and neither Parent nor Seller has received any notice from any such lessor of such lessor's intention to exercise any option thereunder, the exercise of which is reasonably likely to have a Material Adverse Effect.

            Section 4.16 Environmental Matters.

            (a) Parent and Seller and Seller's assets, Business, and actions are in full compliance with all Environmental Laws. Such compliance includes, but is not limited to, the possession by Parent and Seller of all Permits and other governmental authorizations required under all applicable Environmental Laws, and compliance with the terms and conditions thereof. Each Permit and other governmental authorization currently held by Parent and Seller and required for the conduct of the Business as presently conducted pursuant to the Environmental Laws is specifically identified in the Disclosure Schedules.

            (b) Neither Parent nor Seller has received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or any other Person, that alleges that Parent, Seller or Seller's Assets, Business, and actions are not in full compliance with any Environmental Laws.

            (c) There is no Environmental Claim by any Person that is pending or threatened against Parent or Seller, or to the Knowledge of Seller, related to Seller's Assets, Business, and actions or against any Person whose liability for any Environmental Claim Parent or Seller has retained or assumed either contractually or by operation of law.

            (d) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against Parent or Seller or against any Person whose liability for any Environmental Claim Parent or Seller has retained or assumed either contractually or by operation of law.

            (e) Parent and Seller have provided to Purchaser a copy of each assessment, report, datum, result of investigations or audit, and other information that is in the possession of or reasonably available to Parent or Seller related to the environmental conditions or compliance with Environmental Laws at, of, or by the Assets, the Assumed Liabilities, Seller's actions and Seller's Business.

            (f) By virtue of the Transactions, neither Purchaser nor Seller will become liable for (i) the performance of any site assessment for Materials of Environmental Concern, (ii) the removal or remediation of Materials of Environmental Concern, (iii) the giving of notice to, or receiving the approval of, any Governmental Entity with respect to Materials of Environmental Concern,
(iv) the recording or delivery to any other Person of any disclosure document or statement pertaining to environmental matters, or (v) compliance with any state property transfer law such as, for example, without limitation, the New Jersey Industrial Site Recovery Act.

            Section 4.17 Material Contracts. (a) Schedule 4.17(a) sets forth all of the following types of contracts and other agreements below (whether written or oral, express or implied) to which Seller is a party or by or to which Seller, or its assets, properties or businesses, or the Assets is bound or subject, or which relate to the Business (collectively, the "Material Contracts"):

          (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent, other representative of Seller or with any Affiliate or Associate of Seller involving amounts in excess of $25,000 in any one case (or in the aggregate);

          (ii) contracts and other agreements with any labor union or association representing any employee;

          (iii) contracts and other agreements for the sale of any of Seller's assets or properties that are material to the Business or for the grant to any Person of any preferential rights to purchase any of such assets or properties;

          (iv) joint venture, partnership and alliance agreements;

          (v) any confidentiality or non-disclosure agreements with any Third Party;

          (vi) any original equipment manufacturer, distribution, re-seller, joint development or software consultant agreements;

          (vii) contracts containing any so-called "most favored nation" provisions or any similar provision requiring Seller to offer a Third Party terms or concessions at least as favorable as offered to one or more other parties;

          (viii) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice calling for an aggregate purchase price or payments to or from Seller in any one year of more than $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

          (ix) contracts and other agreements with clients, customers or any other Person for the sharing of fees or the rebating of charges or the purchase price or other similar arrangements calling for an aggregate purchase price or payments to or from Seller in any one year of more than $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

          (x) contracts and other agreements with vendors, including purchase agreements for all Inventory calling for an aggregate purchase price or payments from Seller in any one year of more than $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

          (xi) contracts and other agreements containing covenants of Seller or any officer or employee of Seller pertaining to the right to compete or not compete in any line of business or similarly restricting its ability to conduct business with any Person or in any geographical area or covenants of any other Person not to compete with Seller in any line of business or restricting its ability to conduct business or in any geographical area;

          (xii) all Real Property Leases and Personal Property Leases;

          (xiii) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice requiring the payment by or to Seller of a royalty, override or similar commission or fee of more than $25,000 per annum in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

          (xiv) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice relating to the sale or marketing of any products sold, distributed or marketed by Seller or services to be performed by Seller and involving an amount in excess of $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

          (xv) contracts and other agreements relating to the borrowing of money, creation of liens, or the guarantee of the payment of liabilities or performance of obligations to Seller by any other Person involving amounts in excess of $25,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

          (xvi) contracts for the development of Software for use in the Business;

          (xvii) contracts with Development Personnel referred to in Section 4.25(e);

          (xviii) contracts that grant joint ownership rights to Seller and any other Third Party as to any material Intellectual Property;

          (xix) contracts that grant any current or executory rights in any source code for Software to any Person; and

          (xx) any other contract and other agreement made outside the Ordinary Course of Business relating to Seller and involving an amount in excess of $25,000.

            True and complete copies of all of the written Material Contracts (and written summaries of all oral Material Contracts) have been delivered to Purchaser.

            (b) Except as set forth in Schedule 4.17(b) and except as would not have a Material Adverse Effect, each Material Contract is in full force and effect, has not been modified or amended and constitutes the legal, valid and binding obligation of Seller, as the case may be, in accordance with the terms of such agreement. Except as would not have a Material Adverse Effect, each Material Contract is a legal, valid and binding obligation of the other party or parties to such Material Contract. In the past twelve months, neither Seller nor any Subsidiary of Seller has given or received a notice of breach or default under (whether written or, to the Knowledge of Seller, oral) or had any dispute with respect to any Material Contract which is pending and would be reasonably likely to result in a Material Adverse Effect. Each Material Contract is valid and enforceable by Seller in accordance with its terms except as would not have a Material Adverse Effect.

            Section 4.18 Customers. Schedule 4.18 sets forth a list for the twelve months ended March 31, 2003 of the top 15 revenue producing customers of the Business (collectively, the "Key Customers"), including the amount of revenue received from such Key Customers for the twelve months ended March 31, 2003. Since April 1, 2002, there has been no actual or, to the Knowledge of Seller, threatened termination, cancellation or limitation of the business relationship of Seller with any one or more of the Key Customers. To the Knowledge of Seller, there exists no present condition or state of facts or circumstances involving any Key Customer and their relationships with Seller which would have a Material Adverse Effect.

            Section 4.19 Insurance. Schedule 4.19 sets forth a true and complete list and description of all insurance policies, other insurance arrangements and other contracts or arrangements for the transfer or sharing of insurance risks by Seller or the Business in force on the date hereof with respect to the Business. All such policies are in full force and effect, all premiums due thereon have been paid by Parent or Seller, and Parent and Seller are otherwise in compliance in all material respects with the terms and provisions of such policies. Furthermore, (a) neither Parent nor Seller has received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the Knowledge of Seller, is the termination of any such policies or arrangements threatened, (b) to the Knowledge of Seller, there is no claim pending under any of such policies or arrangements as to which coverage has been questioned, denied or disputed by the underwriters of such policies or arrangements, (c) neither Parent nor Seller has received any notice from any of its insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage presently provided for will not be available to Parent or Seller in the future on substantially the same terms as now in effect and (d) none of such policies or arrangements provides for any retrospective premium adjustment, experienced-based liability or loss sharing arrangement affecting Parent or Seller. There is no claim pending or, to the Knowledge of Seller, threatened, under any director and officer insurance policy of Parent or Seller, nor has any claim been made under any such policy.

            Section 4.20 Casualties. Since the Balance Sheet Date, neither Parent nor Seller has been affected in any way that would create a Material Adverse Effect as a result of flood, fire, explosion or other casualty (whether or not material and whether or not covered by insurance).

            Section 4.21 Litigation. There is no action, suit, inquiry, proceeding or investigation ("Claim") by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the Knowledge of Seller, threatened against or involving Seller or the Business or Assets, or which questions or challenges the validity of this Agreement; and to the Knowledge of Seller there is no valid basis for any such action, proceeding or investigation. Seller is not subject to any judgment, order or decree which may have a Material Adverse Effect on its business practices or on its ability to acquire any property or conduct its business in any area.

            Section 4.22 Compliance with Laws; Permits and Licenses.

            (a) Except as would not have a Material Adverse Effect, Parent and Seller are in compliance with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local and foreign governments and agencies thereof that affect the business, properties or assets of the Business as currently conducted by Seller or any of the Assets.

            (b) Except as would not have a Material Adverse Effect, Parent and Seller have obtained all Permits necessary to conduct the Business as it is presently being conducted in accordance with the ordinances, rules, requirements and regulations of any Governmental Entity having jurisdiction over its properties or activities, and there has occurred no default under any such Permit.

            (c) Without limiting the foregoing, (i) the operations of the Business do not violate or fail to comply in any material respect with applicable health, fire, safety, zoning or building codes, laws or ordinances, rules or regulations; (ii) neither Parent nor Seller has received any notice not heretofore complied with or in the process of being complied with, from any Governmental Entity having jurisdiction over its properties or activities, or any insurance or inspection body, that its operations or any of its properties, facilities, equipment or business procedures or practices fail to comply in all material respects with any Applicable Law, ordinance, regulation, building or zoning law, or requirement of any public authority or body; and (iii) there are no pending or, to the Knowledge of Seller, threatened actions or proceedings by any Governmental Entity alleging violations in any material respect of such codes, laws or ordinances.

            Section 4.23 Employee Benefit Plans.

            (a) Schedule 4.23 contains a true and complete list of all Plans. Neither Seller nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or to modify or change any existing Plan that would affect any employee or former employee of Seller, except as may be required under Applicable Law.

            (b) Neither Seller nor any ERISA Affiliate has ever sponsored or maintained or had any direct or indirect liability with respect to any Plan subject to Title IV or Section 302 of ERISA.

            (c) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Seller for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by Applicable Law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

            (d) The consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, director or officer of Seller or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director or officer.

            Section 4.24 Tax Matters.

            (a) All income and other material Tax Returns required to be filed by Seller and each Seller Group have been, and with respect to Tax Returns the due date for filing of which is after the date of this Agreement and prior to the Closing Date, will be, timely filed with the appropriate taxing authorities, and all such Tax Returns are, or with respect to Tax Returns the due date for filing of which is on or prior to the Closing Date, will be, correct and complete in all material respects. All material Taxes, whether or not shown on such Tax Returns, have been, or in the case of Taxes due between the date hereof and the Closing Date, will be, timely paid.

            (b) Each deficiency resulting from any audit or examination relating to Taxes of Seller and each Seller Group by any Taxing Authority has been timely paid; no issues relating to Taxes were raised by the relevant Taxing Authority in a completed audit or examination that can reasonably be expected to recur with respect to the Assets in a later taxable period.

            (c) No claim has been made by any Taxing Authority in a jurisdiction where the Seller or any Seller Group does not file Tax Returns that Seller or any Seller Group is or may be subject to taxation in that jurisdiction.

            (d) Neither Seller nor any Seller Group is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation, or similar agreement, arrangement, or practice with respect to Taxes (including any advance pricing agreement, closing agreement, or other agreement relating to Taxes with any Taxing Authority).

            (e) There are no Encumbrances for Taxes upon any of the Assets, except for statutory liens for Taxes not yet due and payable. (f) None of the Assets directly or indirectly secures any Indebtedness the interest on which is tax exempt under Section 103(a) of the Code. (g) None of the Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

            Section 4.25 Intellectual Property.

            (a) Seller owns, or otherwise has the right pursuant to a valid license, sublicense or other agreement to, the Seller Intellectual Property that is material to the Business, free and clear of all Encumbrances (other than Permitted Encumbrances), without payment accruing after the Closing Date to any Third Party except as set forth in Section 4.25(a), and has the necessary rights (subject to any such license terms, if applicable) to use such material Seller Intellectual Property in the Business as presently conducted. Upon transfer of the Seller Intellectual Property to Purchaser at Closing, subject to Purchaser's payments of applicable license fees, as set forth in Schedule 4.25(a) and the obtaining of the consents set forth in Section 4.17, Purchaser shall have the same rights to Seller Intellectual Property as Seller had prior to the Closing.

            (b) Schedule 4.25(b) sets forth all registrations, filings and applications filed by Parent or Seller for any material Intellectual Property, or any predecessors in the two year period prior to the date hereof, specifying as to each item, as applicable: the nature of the item, including the title; the owner of the item; the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and the issuance, registration, or application numbers and dates. Except as noted in
Schedule 4.25(b), all registrations with respect to the Seller Intellectual Property are in full force and effect, and, to the Knowledge of Seller, all applications for registrations with respect to the Intellectual Property are proceeding without any opposition.

            (c) Schedule 4.25(c) sets forth all IP Licenses that are material to the Business and which currently are in effect under which Seller is a (i) licensee, or (ii) licensor, distributor, or reseller. Seller has substantially performed all obligations imposed on it pursuant to the IP Licenses. Seller has made all payments to date required under all material IP Licenses, and is not, nor to the Knowledge of Seller, is another party thereto, in material breach of or default thereunder, nor to the Knowledge of Seller is there any event that with notice or lapse of time or both would constitute a default thereunder. Except as set forth in Schedule 4.25(c), the Transactions will not result in the termination of, or otherwise require the consent of any party to, any material IP License.

            (d) All of Seller's rights in the Seller Intellectual Property material to the Business and owned by Seller are valid and enforceable. Seller has taken all commercially reasonable and desirable actions, consistent with Seller's reasonable business judgment, to maintain and protect each item of material Seller Intellectual Property owned or purported to be owned by Seller. Seller has taken reasonable precautions under the circumstances and where appropriate to protect the secrecy and confidentiality of their material Trade Secrets and the proprietary nature and value of the material Intellectual Property owned by Seller. None of Seller's Trade Secrets that are material to the Business and the value of which is contingent upon maintenance of confidentiality thereof, have been disclosed to any employee, representative or agent of Seller or any other Person not obligated to maintain such material Trade Secret in confidence pursuant to a confidentiality agreement or understanding entered into with Seller, except as required by the applicable patent office pursuant to the filing of a patent application by Seller.

            (e) Each present or past Employee, officer, consultant or any other Person (collectively, the "Development Personnel") who developed any part of any Seller product or any material Intellectual Property that is part of such product has executed a valid and enforceable agreement with Seller that is substantially in the form of Seller's standard employee agreement, a copy of which has been provided to Purchaser. None of the Development Personnel has made any written claim of ownership (including, without limitation, copyrights or patent rights) regarding the Seller Intellectual Property, nor to the Knowledge of Seller does any such Development Personnel have colorable claim of right to such, except as may be provided under Applicable Law.

            (f) To the Knowledge of Seller, no former employer of Seller has made a material written Claim against such employee that such employee is utilizing or infringing upon Intellectual Property of such former employer.

            (g) Except as set forth in Schedule 4.25(g), it is not necessary for Seller's business to use any Intellectual Property owned by any present or past director or officer of Seller.

            (h) To the Knowledge of Seller, none of the Intellectual Property, products or services owned and used, developed, sold, licensed, imported or otherwise exploited by Seller infringes upon or otherwise violates any Intellectual Property rights of any Person in any material respect. To the Knowledge of Seller, no Person is infringing upon or otherwise violating the Intellectual Property owned by Seller in a manner that is likely to have a Material Adverse Effect.

            (i) There are no Claims pending with respect to which Seller has received formal written notice, or, to the Knowledge of Seller, overtly threatened, opposing or attempting to cancel any of Seller's rights in or to any Intellectual Property owned by Seller.

            (j) Seller is not bound by any non-competition or similar agreement that would be binding upon Purchaser after completion of the Transactions contemplated by this Agreement.

            (k) Seller either owns or has a valid license to all material Software used in the Business in constructing a product currently sold or licensed by Seller. No claims have been made with respect to the Software or Documentation under any insurance coverage including, but not limited to, errors and omissions insurance.

            (l) Seller either owns or has a valid license to all software of others that is material to the Business ("Third Party Software") that is included in the Seller's Software products.

            (m) No copies of the source code for Software constituting a product of Seller has been provided to any Third Party except in connection with a standard escrow arrangement. Seller has not has licensed a Third Party to use any material unregistered Trademark of Seller except for rights to use the same granted to distributors, resellers, and sales agents in connection with the sale of the Software.

            (n) Seller has provided to Purchaser a record or copy of the substance of all material complaints from any customer regarding the performance of the Software used in the Business or the Documentation which have been received from January 1, 2001 through Closing. Materiality, for the purposes of this Section 4.25(n), shall mean that the particular program complained of does not conform to the applicable warrantee(s) provided by Seller.

            (o) Other than pursuant to this Agreement, Seller is not a party to any contract or obligation whereby an absolute or contingent right to purchase, obtain or acquire ownership of or exclusive rights to material Seller Intellectual Property has been granted to any Person.

            (p) Seller is not nor, as a result of the execution, delivery or performance of this Agreement or the consummation of the Transactions contemplated hereby, will be, in violation of any material agreement relating to any Seller Intellectual Property, except with respect to those agreements that cannot be transferred to Purchaser without the consent of a Third Party.

            Section 4.26 Inventory and Fixed Assets. Schedule 4.26 contains a true and correct listing of Seller's inventory and fixed assets as of March 31, 2003 net of reserves for obsolete or slow-moving fixed assets and inventory.

            Section 4.27 Labor Matters.

            (a) There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or, to the Knowledge of Seller, threatened against or affecting Seller and during the past five years there has not been any such action.

            (b) Seller is not a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of Seller.

            (c) To the knowledge of Seller, no labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of Seller; no written notice has been received from any labor union stating that it has been designated as the bargaining agent for any of said employees; and no petition has been filed by any labor union requesting an election to determine whether or not it is the exclusive bargaining agent for any of said employees.

            (d) To the Knowledge of Seller, none of the employees of Seller is represented by any labor organization and, to the Knowledge of Seller, there have been no union organizing activities among the employees of Seller within the past five years, nor does any question concerning representation exist concerning such employees.

            (e) Seller has at all times been, in compliance, in all material respects, with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other Applicable Laws.

            (f) There is no unfair labor practice charge or complaint against Seller pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board or any similar state or foreign agency.

            (g) Since the enactment of the WARN Act, (i) neither Parent nor Seller has effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Parent or Seller, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Parent or Seller, (iii) Parent or Seller has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law or regulation and (iv) none of Parent or Seller's employees has suffered an "employment loss" (as defined in the WARN Act) during the six-month period prior to the date hereof.

            Section 4.28 Personnel. Schedule 4.28 sets forth a true and complete list of (i) the names and current salaries of all directors and elected and appointed officers of Seller; and (ii) the wage rates for non-salaried and non-executive salaried employees of each of Seller by classification. To the Knowledge of Seller, no officer, key employee or group of employees has any plans to terminate employment with Seller as a result of the Transactions or otherwise.

            Section 4.29 Potential Conflict of Interest. No officer or director of Seller owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity), or is an officer, director, employee or consultant of any Person that is, a competitor, lessor, lessee, customer or supplier of Seller or which conducts a business similar to the Business as currently conducted by Seller. No officer or director of Seller (a) owns or holds, directly or indirectly, in whole or in part, any Seller Intellectual Property, (b) has any claim, charge, action or cause of action against Seller, except for claims for reasonable unreimbursed travel or entertainment expenses, accrued vacation pay or accrued benefits under any employee benefit plan existing on the date hereof, (c) has made, on behalf of Seller, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer or director of Seller (or, to the Knowledge of Seller, a relative of any of the foregoing) is a partner or shareholder (except holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than 5% of the equity of any such entity) or (d) owes any money to Seller or (e) has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Seller.

            Section 4.30 Propriety of Past Payments. (a) No unrecorded fund or asset of Seller has been established for any purpose, (b) no accumulation or use of corporate funds of Seller has been made without being properly accounted for in the books and records of Seller or such Subsidiary, (c) no payment has been made by or on behalf of Seller with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (d) none of Seller, any director, officer, employee or agent of Seller or any other Person associated with or acting for or on behalf of Seller has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for any of Seller, any Affiliate of Seller in securing business, (ii) to pay for favorable treatment for business secured for any of Seller, or any Affiliate of Seller, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of any of Seller, any Affiliate of Seller or (iv) otherwise for the benefit of any of Seller or any Affiliate of Seller in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty (including existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans relating to Leased Real Property). Neither Seller nor any current director, officer, agent, employee or other Person acting on behalf of Seller, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

            Section 4.31 Brokers or Finders. Seller shall be liable for any costs or expenses in connection with any agent, broker, investment banker, financial advisor or other firm or Person who is or will be entitled to any broker's or finder's fee from Seller or any other commission or similar fee from Seller in connection with any of the Transactions.

            Section 4.32 Product Defects.

            (a) With respect to Seller or the Business, there are no (i) products which have been recalled, withdrawn or suspended (whether voluntarily or otherwise) since January 1, 1998, and (ii) proceedings which have been brought or which are pending against Seller or the Assets any time since January 1, 1998, (whether such proceedings have since been completed or remain pending) seeking the recall, withdrawal, suspension or seizure of any of its products or seeking to enjoin Seller or the Business from engaging in activities pertaining to its products.

            (b) To Seller's Knowledge, the products currently manufactured by Seller are, and have been, free from any product defect or risk to the safety of the users thereof (a "Product Defect") and conform at the time of sale with all relevant descriptions, specifications and standards with which they purport to conform at the time of sale.

            (c) There exists no set of facts relating to any Product Defects which could reasonably be expected to cause Seller or the Business to recall, withdraw or suspend any of its Products from the market or to cease further distribution or marketing of its Products.

            (d) To Seller's Knowledge, Seller has properly reserved on the Financial Statements for (i) liabilities and obligations relating to Product Defects, and (ii) any warranty obligations of Seller for any Products sold or distributed prior to the Closing Date.

            Section 4.33 Government Licenses, Clearances and Security Regulations. Parent and Seller are in full compliance with all applicable Government regulations and requirements with respect to (a) the use, handling, storage, record keeping, and dissemination of all sensitive or restricted documents and equipment, and (b) the associated requirements for special physical facilities and personnel authorizations. Neither Parent nor Seller have received any notices from any Governmental Entity advising of any deficiencies or any notices requiring corrective actions, modifications or changes with respect to compliance with any applicable Government regulations and requirements.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Each of Purchaser and Frequency jointly and severally represent and warrant to Seller that:

            Section 5.1 Organization. Purchaser and Frequency are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Purchaser or Frequency's ability to consummate the Transactions.

            Section 5.2 Authorization; Validity of Agreement. Purchaser and Frequency have full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the Transactions. The execution, delivery and performance by Purchaser and Frequency of this Agreement and the Ancillary Agreements and the consummation of the Transactions have been duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser or Frequency is necessary to authorize the execution and delivery by Purchaser and Frequency of this Agreement, the Ancillary Agreements or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock issued by Purchaser or Frequency is necessary to authorize the execution and delivery by Purchaser and Frequency of this Agreement, the Ancillary Agreements or the consummation by it of the Transactions. This Agreement and the Ancillary Agreements have been duly executed and delivered by Purchaser and Frequency, and, assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Purchaser and Frequency, enforceable against Purchaser and Frequency in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            Section 5.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, and state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by Purchaser and Frequency, the consummation by Purchaser and Frequency of the Transactions or compliance by Purchaser and Frequency with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser and Frequency, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser, Frequency or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or Frequency, any of its subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Purchaser or Frequency's ability to consummate the Transactions.

            Section 5.4 Brokers or Finders. Neither Purchaser nor Frequency nor any of its subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except TM Capital, whose fees and expenses will be paid by Purchaser and Frequency in accordance with Purchaser and Frequency's agreement with such firm.

            Section 5.5 Availability of Funds. Purchaser and Frequency currently have access to sufficient immediately available funds in cash or cash equivalents, and shall at the Closing have sufficient immediately available funds, in cash, to pay all amounts payable pursuant to this Agreement and to consummate the Transactions, including, but not limited to, payment of the Purchase Price.

                                   ARTICLE VI

                                    COVENANTS

            Section 6.1 Non-Compete. Without the express prior written consent of Purchaser, neither Parent nor Seller, nor any of Parent's Subsidiaries, nor any of their respective successors or assigns shall, at any time during the five-year period immediately following the Closing Date, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business similar to the Business; and provided, further, that the foregoing shall not prohibit Parent or Seller or its Affiliates from, individually or collectively, owning as a passive investment 5% or less of the equity of any publicly traded entity. Neither Parent nor Seller, nor any of Parent's Subsidiaries, nor any of their respective successors or assigns shall, and shall not permit their respective Affiliates to, for a period of three (3) years after the Closing Date, solicit to employ any person now employed by Seller. For purposes of this Agreement, successors and assigns shall include the successors and assigns of Parent and Seller, whether by operation of law or otherwise (including, without limitation, upon any sale of the assets of Parent or Seller, or upon any merger, consolidation or reorganization of Parent or Seller with or into any other Person).

            Section 6.2 Confidentiality. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, the Confidentiality Obligations as they relate to the transactions contemplated by this Agreement shall not apply to the purported or claimed Federal income tax treatment of the transactions (the "Tax Treatment") or to any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transactions (the "Tax Structure"), and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the Tax Treatment and Tax Structure of the transactions contemplated by this Agreement and any materials of any kind (including any tax opinions or other tax analyses) that relate to the Tax Treatment or Tax Structure. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax matter or tax idea related to the transactions contemplated by this Agreement. The preceding sentence is intended to ensure that the transactions contemplated by this Agreement shall not be treated as having been offered under conditions of confidentiality for purposes of the Confidentiality Regulations and shall be construed in a manner consistent with such purpose.

            Section 6.3 Subsequent Actions. If at any time after the Closing, Purchaser will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in Purchaser, its right, title or interest in, to or under any or all of the Assets or otherwise to carryout this Agreement, Parent and Seller shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be reasonably requested by Purchaser, at Purchaser's expense, in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Purchaser or otherwise to carry out this Agreement.

            Section 6.4 Employee Matters.

            (a) At or after the Closing, Purchaser may, in its discretion, offer to employ any hourly or salaried employees of Seller under such terms and conditions as Purchaser may determine.

            (b) Except as set forth on Schedule 2.3, Seller shall retain, and Purchaser shall not assume, any Plans (including, Title IV Plans) or any other arrangement or agreements (including with respect to any retention or sale bonus arrangements of Seller) relating to the employees of Seller. All Liabilities to, or relating to, the Plans (including, all multiemployer Plans), and all Liabilities to, or relating to, any employee of Seller, shall be Retained Liabilities, and Purchaser shall have no obligation or liability with respect to such Plans, arrangements or agreements. Purchaser and Seller shall take all actions necessary to cause the retention by Seller of all such Plans.

            (c) Seller shall comply with the requirements of the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act"), if applicable, or any state law applicable to or affecting any site of employment, facility, operating unit, or employee of the Business.

            Section 6.5 Use of Seller's Name and Logo. It is expressly agreed that Purchaser is purchasing, acquiring or otherwise obtaining all right, title or interest in and to any trade names, Trademarks, identifying logos or service marks related thereto used in the Business (collectively, the "Seller's Trademarks and Logos"). Seller's Trademarks and Logos shall not include the trademarks and logos used in any business unit of Parent other than Seller. Seller agrees that following the Closing Date, Seller shall cease and desist, and cause all of its Affiliates or licensees to cease and desist, from all further use of Seller's Trademarks and Logos being transferred herein, and will adopt new trade names, Trademarks, identifying logos and service marks related thereto which are not confusingly similar to Seller's Trademarks and Logos being transferred herein. Promptly following the Closing, Seller shall amend the charter documents of Seller to delete the name "Zyfer".

            Section 6.6 Further Assurances. Each party shall cooperate with the other parties, and execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and to make all filings with and to obtain all consents, approvals or authorizations of any Governmental Entity or other regulatory authority or any other Person under any Permit, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by another party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transactions contemplated hereby.

            Section 6.7 Record Retention. Each party agrees that for a period of not less than seven years following the Closing Date, it shall not destroy or otherwise dispose of any of the books and records relating to the Assets or the Assumed Liabilities in its possession with respect to periods prior to the Closing. Each party shall have the right to destroy all or part of such books and records after the seventh anniversary of the Closing Date or, at an earlier time by giving each other party hereto thirty days prior written notice of such intended disposition and by offering to deliver to the other party, at the other party's expense, custody of such books and records as such first party may intend to destroy.

            Section 6.8 Technology License. Effective as of the Closing Date, the Seller hereby grants to Purchaser a perpetual, non-exclusive, royalty-free license to use Seller's and Parent's Stealthkey Technology for applications that are not competitive to Parent or any of its Subsidiaries, successors or assigns.

            Section 6.9 Parent Guarantee. Frequency hereby guarantees all of the payment obligations of Purchaser under Section 2.8 and Article IX of this Agreement.

                                  ARTICLE VII

                                   TAX MATTERS

            Section 7.1 Transfer Taxes. All Transfer Taxes attributable to the transfer of the Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Seller. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available. Seller and Purchaser shall cooperate to timely prepare and file any Tax Return or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes, and Seller shall timely file any such Tax Return and timely pay any associated Transfer Taxes unless Purchaser is required to file such Tax Return by applicable law. Promptly following the filing of any Tax Return with respect to Transfer Taxes, Seller shall promptly furnish a copy of such return or other filing and a copy of receipt showing payment of any such Transfer Tax. With respect to any such returns or filings required to be filed by Purchaser, Seller shall pay to Purchaser, not later than five (5) Business Days before the due date for payment of such Transfer Taxes, an amount equal to the Transfer Taxes shown on such return or other filing, and Purchaser shall, following the filing thereof, furnish to Seller a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax.

            Section 7.2 Liability for Taxes and Related Matters.

            (a) Seller shall prepare, or cause to be prepared, all Tax Returns relating to the Assets for periods ending on or prior to the Closing Date. Seller shall be liable for and shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for any Taxes related to the Assets, Seller or any Seller Group attributable to periods ending on or prior to the Closing Date.

            (b) Purchaser shall prepare and file, or shall cause to be filed all Tax Returns relating to the Assets, including, without limitation, all real property Taxes, personal property Taxes or similar ad valorem obligations levied with respect to the Assets, for any taxable period that begins before the Closing Date and ends after the Closing Date (each such taxable period, a "Straddle Period", and such Taxes, "Straddle Period Taxes"), whether imposed or assessed before or after the Closing Date, other than Straddle Period Tax Returns that Seller is required to file by applicable law. Seller shall be liable for and shall indemnify Purchaser, its Affiliates and each of their respective officers, directors, employees, stockholders, agents, and representatives against all liability for (i) in the case of any Straddle Period Taxes other than Straddle Period Taxes based upon income or receipts, the amount of such Straddle Period Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Straddle Period Taxes based upon or related to income or receipts, the amount that would be payable if the relevant Tax period ended as of the close of business on the Closing Date. Any credits relating to a Straddle Period shall be taken into account as though the relevant Straddle Period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner that does not accelerate deductions or defer income. With respect to any such Straddle Period returns or filings, the non-filing party shall pay to the filing party, not later than five Business Days before the due date for payment of such Straddle Period Taxes, an amount equal to the portion of such Straddle Period Taxes for which the non-filing party is liable under this Section 7.2, and the filing party shall, promptly following the filing thereof, furnish to the non-filing party a copy of such return or other filing and a copy of a receipt showing payment of any such Straddle Period Tax.

            Section 7.3 Cooperation. Purchaser and Seller agree to furnish or cause their Affiliates to furnish to each other upon request, as promptly as practicable, such information and assistance relating to the Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns and other Tax filings, the making of any elections related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. Purchaser and Seller shall cooperate, or cause their Affiliates to cooperate, with each other in the conduct of any audit or other proceeding related to Taxes and each shall execute and deliver such other documents as are necessary to carry out the intent of this Section 7.3. Purchaser and Seller shall provide, or cause their Affiliates to provide, timely notice to each other in writing of any pending or threatened Tax audits, assessments or litigation with respect to the Assets for any taxable period for which the other party may have liability under this Agreement. Purchaser and Seller shall furnish, or cause their respective Affiliates to furnish, to each other copies of all correspondence received from any Taxing Authority in connection with any Tax Audit or information request with respect to any taxable period for which the other party or its Affiliates may have liability under this Agreement.

            Section 7.4 Allocation of Purchase Price.

            (a) The parties agree that the Purchase Price and the Assumed Liabilities (plus other relevant items) will be allocated to the Assets in a manner consistent with Section 1060 of the Code and the regulations promulgated thereunder. Purchaser will complete a draft schedule (the "Allocation Schedule") allocating the Purchase Price and Assumed Liabilities to the Assets and provide a copy to Seller at least 60 days prior to the due date for filing any form with respect to the Allocation Schedule.

            (b) Seller shall notify Purchaser within ten days after the receipt thereof if it considers the amount allocated to any assets to be inconsistent with Section 1060 of the Code and the regulations promulgated thereunder. Seller and Purchaser shall attempt to resolve any disagreement in good faith. If Seller and Purchaser fail to reach agreement as to an alternative allocation in the ten days following such notice, the dispute with respect to the Allocation Schedule shall be presented on the next Business Day to a nationally recognized independent accounting firm mutually chosen by Purchaser and Seller, and if Purchaser and Seller cannot agree, mutually chosen by their respective independent accounting firms, for a decision that shall be rendered within five days thereafter. The independent accounting firm's review shall be limited to whether a disputed item has been prepared in accordance with Section 1060 of the Code and the regulations promulgated thereunder, and shall be final and binding on all parties. The fees, costs and expenses incurred in connection therewith shall be shared in equal amounts by Seller and Purchaser; provided, however, Seller shall bear the full amount of fees, costs and expenses if there are no material changes to the Allocation Schedule.

            (c) Purchaser and Seller shall file, and cause their respective Affiliates to file, all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Allocation Schedule and shall take no position inconsistent therewith, unless, and then only to the extent, required to do so by a Final Determination. Purchaser and Seller shall exchange completed and executed copies of Internal Revenue Service Form 8594, any required schedules thereto, and any similar state, local and foreign forms, not later than 30 days prior to the filing date.

            Section 7.5 Employees. Purchaser, Seller and their respective Affiliates shall cooperate with each other to the extent necessary (including making any required elections) to permit Purchaser to treat wages paid to all employees of Seller prior to the Closing who become employees of Purchaser or its Affiliates subsequent to the Closing as having been paid by the Purchaser as successor employer solely for the purposes of Section 3121(a)(1) of the Code and any related employment or withholding tax provisions of any relevant Tax law.

                                  ARTICLE VIII

                                   CONDITIONS

            Section 8.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following condition:

            (a) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing.

            Section 8.2 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

            (a) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity:

          (i) seeking to prohibit or impose any material limitations on Purchaser's ownership or operation of all or a material portion of the Assets, or to compel Purchaser to dispose of or hold separate any material portion of the Assets;

          (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions;

          (iii) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment or pay for or purchase any material Asset or otherwise to consummate the Closing;

          (iv) seeking to impose material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Assets;

          (v) which otherwise is reasonably likely to have a Material Adverse Effect; or

          (vi) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) above.

            (b) Consents Obtained. All consents of any Person necessary to the consummation of the Closing and the other Transactions, including those identified on Schedule 4.17, shall have been obtained in the form satisfactory to Purchaser.

            (c) Permits Obtained. All Permits necessary for the operation of the Business either have been transferred to Purchaser or have been obtained by Purchaser.

            (d) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

            (e) Performance of Covenants. Neither Parent nor Seller have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of Seller to be performed or complied with by it under this Agreement on or prior to the Closing Date.

            (f) Tax Certifications. Purchaser shall have received a certification of non-foreign status from Seller and any Subsidiary of Seller that is selling Assets pursuant to this Agreement in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder.

            (g) Certificates. Purchaser shall have received from Parent and Seller a certificate, dated the Closing Date, duly executed by the Chief Executive Officer or the Chief Financial Officer of Seller, reasonably satisfactory in form to Purchaser, to the effect of paragraphs (d), and (e).

            (h) Material Documents. Purchaser will have (i) received copies of all relevant material documents regarding the rights and obligations of Seller in connection with the Assets; and (ii) received certification from Seller that there are no relevant material documents other than those given to Purchaser and that Seller is in compliance with all terms and provisions of the relevant documents.

            (i) Release of Security Interests. All security interests in the Assets (other than Permitted Encumbrances) shall have been released, and Purchaser shall have received copies of UCC-3 financing statements or such other documentary evidence satisfactory to Purchaser that such security interests have been released.

            (j) Closing Deliveries. Seller shall have made all closing deliveries to Purchaser as set forth in Section 3.2.

            (k) Employment Contract. Purchaser shall have entered into an employment contract with Hugo Fruehauf on terms and in a form reasonably satisfactory to Purchaser.

            The foregoing conditions are for the sole benefit of Purchaser and may be waived by Purchaser, in whole or in part, at any time and from time to time in its sole discretion.

            Section 8.3 Conditions to Obligations of Seller to Effect the Closing. The obligations of Seller to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

            (a) Representations and Warranties. All of the representations and warranties Purchaser and Frequency set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, other than representations and warranties that speak as of a specific date or time (which need only be so true and correct as of such date or time).

            (b) Purchaser's Performance of Covenants. Purchaser shall not have failed to perform in any material respect any material obligation or to comply in any material respect with any agreement or covenant to be performed or complied with by it under this Agreement.

            (c) Certificate of Purchaser's Officers. Seller shall have received from Purchaser a certificate, dated the Closing Date, duly executed by Purchaser, satisfactory in form to Seller, to the effect of paragraphs (a) and
(b) above.

            (d) Closing Deliveries. Purchaser shall have made all closing deliveries to Seller as set forth in Section 3.3.

            (e) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity:

          (i) seeking to impose material limitations on the ability of Seller, or rendering Seller unable, to sell any material Asset or otherwise to consummate the Closing;

          (ii) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions;

          (iii) which otherwise is reasonably likely to have a Material Adverse Effect; or

          (iv) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Transactions, or any other action shall be taken by any Governmental Entity, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iii) above.

            The foregoing conditions are for the sole benefit of Seller and may be waived by Seller, in whole or in part, at any time and from time to time in its sole discretion.

                                   ARTICLE IX

                                 INDEMNIFICATION

            Section 9.1 Survival of Certain Representations and Warranties. The representations and warranties set forth in Article IV and Article V shall generally survive the Closing and continue in full force and effect until July 31, 2004. Notwithstanding the foregoing, the representations and warranties of the parties contained in Sections 4.4 (Authorization; Validity of Agreement),
4.13 (Availability of Assets and Legality of Use) (except for the last sentence thereof), 4.14(a) (Title to Property; Encumbrances), 4.16 (Environmental Matters) and 4.24 (Tax Matters) shall survive the Closing and continue in full force and effect for a period beginning on the Closing Date and ending thirty
(30) days following the expiration of the applicable statute of limitations, and they shall thereafter be of no further force or effect. All covenants and agreements of the parties contained in this Agreement shall survive the Closing, unless otherwise indicated herein. Section 9.2 Indemnification by Parent and Seller.

            (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 9.2(b)), Parent and Seller shall jointly and severally indemnify, defend and hold the Purchaser Indemnified Parties harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

          (i) any breach of any representation or warranty of Parent or Seller contained in this Agreement or the Ancillary Agreements;

          (ii) any breach of any agreement, covenant or obligation of Parent or Seller set forth in this Agreement or the Ancillary Agreements;

          (iii) the Retained Liabilities; and

          (iv) claims under bulk transfer laws.

            (b) Notwithstanding anything contained in this Agreement to the contrary, Parent and Seller's obligation to indemnify, defend and hold the Purchaser Indemnified Parties harmless shall be limited as follows:

          (i) No amounts of indemnity shall be payable pursuant to this Section 9.2(a)(i) (other than amounts payable as a result of a breach of the representations and warranties contained in Section 4.16 (Environmental Matters), Section 4.24 (Tax Matters), and any amount Seller is liable for pursuant to Sections 7.1 and 7.2), except in the event of fraud, unless and until the aggregate of all Losses suffered by Purchaser Indemnified Parties shall exceed $50,000 in the aggregate (the "Loss Threshold"), and then from the first dollar to the full extent of such Losses.

          (ii) In no event shall the aggregate amount of indemnity required to be paid by Seller or Parent to all Purchaser Indemnified Parties pursuant to Section 9.2(a)(i) (other than amounts payable as a result of a breach of the representations and warranties contained in Section 4.16 (Environmental Matters), Section 4.24 (Tax Matters), and any amount Seller is liable for pursuant to Sections 7.1 and 7.2) exceed the aggregate of all payments made by Purchaser to Seller pursuant to Sections 2.5, 2.6, 2.7 and 2.8 of this Agreement, except in the event of fraud;

          (iii) No claim may be asserted nor may any action be commenced against Parent or Seller pursuant to Section 9.2(a) unless written notice of such claim or action is received by Purchaser or Parent describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in
     Section 9.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date;

          (iv) For purposes of computing the aggregate amount of claims against Seller, the amount of each claim by a Purchaser Indemnified Party shall be deemed to be an amount equal to, and any payments by Seller pursuant to
     Section 9.2(a) shall be limited to, the amount of Losses that remain after
     (A) deducting therefrom (1) any insurance proceeds and any indemnity, contributions or other similar payment payable by any Third Party with respect thereto, and (2) any Tax benefit realized by a Purchaser Indemnified Party or any Affiliate thereof with respect to the Losses or items giving rise to such claim for indemnification, and (B) adding thereto any Tax cost realized by a Purchaser Indemnified Party or any Affiliate thereof with respect to any payments to be made pursuant to Section 9.2(a) (as determined after the application of Section 9.2(b)(ii)(A)(1)). For purposes of this Section 9.2(b)(ii), "Tax benefits" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any past, present or future deduction, expense, loss, increase in asset basis, credit or refund realized by a Purchaser Indemnified Party or any Affiliate thereof, and "Tax cost" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any present or future income, gain, loss of deduction, or decrease in asset basis realized by a Purchaser Indemnified Party, or any Affiliate thereof. The amount of the Tax benefits and Tax costs shall be determined by assuming (1) the Purchaser Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, in the maximum United States federal income tax bracket, after any deduction reportable with respect to a payment hereunder, and (2) the effective state and local Income Tax rate, or, as the case may be, corporation tax rate of the Purchaser Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, its effective rate for the most recent prior taxable year for which such information is available;

          (v) For the purposes of the satisfaction of the limitations set forth in Section 9.2, the representations, warranties, covenants and agreements of Parent and Seller in this Agreement and in the Ancillary Agreements shall be read without giving effect to qualifications for materiality or Material Adverse Effect.

            Section 9.3 Indemnification by Purchaser and Frequency.

            (a) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 9.3(b)), Purchaser and Frequency shall jointly and severally indemnify, defend and hold the Seller Indemnified Parties harmless from and against any and all Losses directly or indirectly based upon, arising out of, resulting from or relating to:

          (i) any breach of any representation or warranty of Purchaser or Frequency contained in this Agreement;

          (ii) any breach of any agreement, covenant or obligation of Purchaser or Frequency set forth in this Agreement;

          (iii) the Assumed Liabilities; and

          (iv) the operation of the Business and the Assets on and after the Closing Date (other than with respect to the Retained Liabilities).

            (b) Notwithstanding anything contained in Section 9.3(a) to the contrary, Purchaser's and Frequency's obligation to indemnify, defend and hold the Seller Indemnified Parties harmless shall be limited as follows:

          (i) No claim may be asserted nor may any action be commenced against Purchaser pursuant to Section 9.3(a) unless written notice of such claim or action is received by Purchaser describing in detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.1, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date;

          (ii) For purposes of computing the aggregate amount of claims against Purchaser the amount of each claim by a Seller Indemnified Party shall be deemed to be an amount equal to, and any payments by Purchaser pursuant to
     Section 9.3(a) shall be limited to, the amount of Losses that remain after
     (A) deducting therefrom, (1) any insurance proceeds and any indemnity, contributions or other similar payment payable by any Third Party with respect thereto, and (2) any Tax benefit realized by a Seller Indemnified Party or any Affiliate therefor with respect to the Losses or items giving rise to such claim for indemnification, and (B) adding thereto any Tax cost realized by a Seller Indemnified Party or any Affiliate thereof with respect to any payments to be made pursuant to Section 9.3(a) (as determined after the application of Section 9.3(b)(ii)(A)(1)). For purposes of this Section 9.3(b)(ii), "Tax benefits" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any present or future deduction, expense, loss, increase in asset basis, credit or refund realized by a Seller Indemnified Party or any Affiliate thereof, and "Tax cost" shall mean the present value (determined using the applicable long-term federal rate as defined in Section 1274(d) of the Code, or any successor provision) of any past, present or future income, gain, loss of deduction, or decrease in asset basis realized by a Seller Indemnified Party, or any Affiliate thereof. The amount of the Tax benefits and Tax costs shall be determined by assuming (1) the Seller Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, in the maximum United States federal income tax bracket after any deduction reportable with respect to a payment hereunder, and (2) the effective state and local Income Tax rate, or, as the case may be, corporation tax rate of the Seller Indemnified Party or any Affiliate thereof, as the case may be, is, and will continue to be, its effective rate for the most recent prior taxable year for which such information is available;

          (iii) No amount of indemnity shall be payable pursuant to Section 9.3(a) with respect to any Loss resulting from a misrepresentation, breach of warranty or breach of covenant or agreement that is (A) disclosed in a written notice, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, delivered by Purchaser to Seller after the date of this Agreement and at or prior to the Closing, or (B) otherwise actually known by Seller prior to the Closing, if Seller nevertheless elects to close (regardless of whether Seller waives such breach in writing or otherwise), or (C) reflected in the post-closing reconciliation of the purchase price pursuant to Section 2.7 hereof.

            Section 9.4 Indemnification Procedures.

            (a) Any Seller Indemnified Party or Purchaser Indemnified Party (each, an "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification hereunder (the "Indemnitor") written notice of any claim or matter which gives rise to a claim for indemnification hereunder, promptly upon becoming aware of a fact, condition or event for which indemnification is provided under this Article X, but in any event within thirty (30) days after such Person has actual knowledge of the facts constituting the basis for indemnification; provided, however, that the failure of an Indemnified Party to give such notice shall not relieve any Indemnitor of its obligations under this Agreement, except to the extent that such failure materially prejudices the rights of any such Indemnitor.

            (b) The Indemnitor shall have the right to control and direct, through counsel of its own choosing, the defense or settlement of any claim, action, suit or proceeding brought by a Person who is not a party or an Affiliate of a party to this Agreement (a "Third Party Claim"). The Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party; provided, however, that the Indemnified Party shall have the right to employ, at Indemnitor's expense, one counsel of its choice to represent the Indemnified Party, if the Indemnified Party is advised by counsel reasonably satisfactory to the Indemnitor that there exists any actual or potential conflict of interest between the Indemnitor and the Indemnified Party. The Indemnified Party shall provide the Indemnitor with access to its records and personnel relating to any Third Party Claim during normal business hours and shall otherwise cooperate fully with the Indemnitor in the defense or settlement thereof, and the Indemnitor shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnitor elects to direct the defense of a Third Party Claim, then the Indemnified Party shall not pay, permit to be paid, or settle any part of any claim or demand arising from such asserted liability, unless the Indemnitor consents in writing to such payment or unless the Indemnitor, subject to the last sentence of this Section 9.4(b), withdraws from the defense of such asserted liability, or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnitor is entered against the Indemnified Party for such liability. The Indemnitor will not settle any claim without the consent of the Indemnified Party (such consent not to be unreasonably withheld) if such settlement would involve the imposition of equitable remedies or impose material obligations on the Indemnified Party other than financial obligations for which the Indemnified Party will be indemnified hereunder. If the Indemnitor shall fail to defend, or if, after commencing or undertaking any such defense, fails to prosecute or withdraws from the defense of a Third Party Claim, then the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnitor's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.4(b) and proposes to settle such claim or proceeding prior to a final judgment thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Indemnitor prompt written notice thereof, and the Indemnitor shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding.

            (c) Any damages for which a Purchaser Indemnified Party shall be entitled to indemnification pursuant to Section 9.2 will be immediately payable by the reduction of the Holdback Amount by an amount equal to the amount of such damages.

            (d) Subject to the provisions of Section 2.5(c) with respect to the size and release of the Holdback Amount, a Purchaser Indemnified Party may institute claims against the Holdback Amount and may recover the Holdback Amount to the extent of such claims, in accordance with the terms of this Agreement, without first making any other claims (other than a claim for indemnification made under this Article IX) directly against the Parent or Seller, without rescinding or attempting to rescind any transaction consummated by this Agreement and without first exhausting any other remedies that may be available to it with respect to the subject matter of any claim, and such Purchaser Indemnified Party will proceed directly in accordance with the provisions of this Agreement.

            Section 9.5 Limitations.

            (a) Notwithstanding anything to the contrary in this Agreement, the period of time that a provision survives the Closing and remains in full force and effect pursuant to Section 9.1 (the "Survival Period") shall automatically be extended to include any time period necessary to resolve a specific claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration; provided, however, that any such extension shall apply only as to claims asserted and not so resolved within the original Survival Period.

            (b) In any case where an Indemnified Party recovers from a Third Party any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Agreement, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter, and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

            (c) The remedies provided for in this Agreement shall be the parties sole and exclusive remedy with respect to the subject matter of this Agreement, other than with respect to remedies for fraud or intentional breach.

            Section 9.6 Dispute Resolution. Any claim or controversy among the parties hereto arising out this Article IX will be settled in the following manner: (a) senior executives representing each of the parties will meet to discuss and attempt to resolve the controversy or claim; and (b) if the executives are unable to resolve the controversy or claim within ten (10) days after either party gives written notice to the other of the controversy, then Seller and Purchaser will mutually select an independent arbitrator (which may be a nationally recognized accounting firm or other individual or entity reasonably qualified to act as an independent arbitrator) to resolve the controversy or claim and make a determination with respect thereto. Such determination will be made, and written notice thereof given to Purchaser and Seller within thirty (30) days after such selection. The determination by the independent arbitrator shall be final, binding and conclusive upon the parties. The scope of independent arbitrator's review will be limited to the resolution of the specific controversy or claim presented. The fees, costs and expenses of the independent arbitrator will be borne equally by the parties.

                                   ARTICLE X

                                  MISCELLANEOUS

            Section 10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement.

            Section 10.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

            Section 10.3 Publicity. Until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article IX, neither Seller, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

            Section 10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by such party by like notice):

if to Frequency, to:

                  Frequency Electronics, Inc.
                  55 Charles Lindberg Blvd.
                  Mitchel Field, NY 11553
                  Attention:  Len Martire
                  Telephone:  (516) 794-4500 ext. 4006
                  Telecopy:  (516) 794-4340

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  Telephone:  (212) 504-5555
                  Telecopy:  (212) 504-6666

if to Purchaser, to:

                  FEI-Zyfer, Inc.
                  55 Charles Lindberg Blvd.
                  Mitchel Field, NY 11553
                  Attention:  Len Martire
                  Telephone:  (516) 794-4500 ext. 4006
                  Telecopy:  (516) 794-4340

                  with a copy to:

                  Cadwalader, Wickersham & Taft LLP
                  100 Maiden Lane
                  New York, NY 10038
                  Attention:  Dennis J. Block, Esq.
                  Telephone:  (212) 504-5555
                  Telecopy:  (212) 504-6666

if to Parent, to:

                  Odetics, Inc.
                  1515 South Manchester Avenue
                  Anaheim, California 92802
                  Attention:  Gregory A. Miner
                  Telephone:  (714) 774-5000
                  Telecopy:  (714) 780-7857

                  with a copy to:

                  Dorsey & Whitney LLP
                  38 Technology Drive
                  Irvine, CA 92618

                  Attention: Ellen S. Bancroft, Esq.
                  Telephone:  (714) 424-5555
                  Telecopy: (714) 424-5554

if to Seller, to:

                  Zyfer, Inc.
                  1515 South Manchester Avenue
                  Anaheim, California 92802
                  Attention:  Gregory A. Miner
                  Telephone:  (714) 780-7802
                  Telecopy: (714) 780-7857

                  with a copy to:
                  Dorsey & Whitney LLP
                  38 Technology Drive
                  Irvine, CA 92618

                  Attention: Ellen S. Bancroft, Esq.
                  Telephone:  (714) 424-5555
                  Telecopy: (714) 424-5554

            Section 10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

            Section 10.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties hereto and thereto.

            Section 10.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            Section 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

            Section 10.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

            Section 10.10 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            Section 10.11 Extension; Waiver. At any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

            Section 10.12 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit any of the Purchaser Indemnified Parties in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

            Section 10.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       FREQUENCY ELECTRONICS, INC.



                                       By:  /s/ Martin B. Bloch
                                          ------------------------------------
                                          Name: Martin B. Bloch
                                          Title: President


                                       FEI-ZYFER, INC.



                                       By:  /s/ Alan Miller
                                          ------------------------------------
                                          Name:  Alan Miller
                                          Title: Secretary and Treasurer


                                       ODETICS, INC.



                                       By:  /s/ Gregory A. Miner
                                          ------------------------------------
                                          Name:  Gregory A. Miner
                                          Title: Chief Executive Officer



                                       ZYFER, INC.



                                       By:  /s/ Hugo Fruehauf
                                          ------------------------------------
                                          Name: Hugo Fruehauf
                                          Title: Chief Executive Officer

                             INDEX OF DEFINED TERMS

A

Accounts Receivable................1
Additional Payment Amount......1, 16
Affiliate..........................1
Agreement..........................1
Allocation Schedule...............40
Ancillary Agreements...............2
Applicable Law.....................2
Applicable Rate....................2
Assets.........................2, 11
Associate..........................2
Assumed Liabilities............2, 13

B

Balance Sheet......................2
Balance Sheet Date.................2
Business...........................1
Business Day.......................2

C

Claim.............................28
Closing............................2
Closing Date.......................2
Closing Net Assets.............2, 15
Closing Payment................2, 15
Code...............................2
Confidentiality Agreement..........2
Confidentiality Obligations........2
Confidentiality Regulations........2
Copyrights.........................3

D

Development Personnel.............31
Disclosure Schedules...............3
Documentation......................8

E

Earnout Products...............3, 16
Earnout Year...................3, 16
Effect.............................5
Encumbrances.......................3
Environmental Claim................3
Environmental Law..................3
ERISA..............................3
ERISA Affiliate....................3
Escrow Agent.......................3
Exchange Act.......................4
Existing Technology............4, 16
Expenses...........................4

F

Federal Income Tax.................4
Final Determination................4
Financial Statements...............4
Frequency..........................1

G

GAAP...............................4
Governmental Entity................4

H

Holdback Amount................4, 14

I

Income Tax.........................4
Indemnified Party..............4, 47
Indemnitor.....................4, 47
Independent Accountant............16
Intellectual Property..............4
Internet Assets....................5
Inventory......................5, 11
IP Licenses........................4

K

Key Customers.....................27
Knowledge of Seller................5

L

Leased Real Property...............5
Liabilities........................5
Loss Threshold.................5, 45
Losses.............................5

M

Material Adverse Change............5
Material Adverse Effect............5
Material Contracts................25
Materials of Environmental Concern.5

N

Net Assets.........................5
Notice of Disagreement.........5, 15
Notice of Earnout Dispute......5, 17

O

Ordinary Course of Business........5

P

Parent.............................1
Parent Indemnified Parties.........6
Parent SEC Documents..............20
Patents............................6
Permits............................6
Permitted Encumbrances.............6
Person.............................6
Personal Property Leases..........23
Plan...............................6
Post-Closing Statement of
 Net Assets........................7, 15
Post-Closing Tax Period............7
Pre-Closing Net Assets............15
Pre-Closing Statement of
Net Assets........................7, 15
Pre-Closing Tax Period.............7
Product Defect....................35
Product Liability Claim............7
Purchase Price.................7, 14
Purchaser.......................1, 7
Purchaser Indemnified Parties......7

R

Real Property Leases...............7
Representative.....................7
Retained Assets................7, 12
Retained Liabilities...........7, 14
returns............................9
Revenues.......................7, 17

S

SEC................................7
Securities Act.................7, 21
Seller..........................1, 7
Seller Agreements..............7, 13
Seller Group.......................8
Seller Indemnified Parties.........8
Seller Intellectual Property.......8
Seller Trademarks and Logos........8
Seller's Trademarks and Logos.....38
Software...........................8
Stealthkey Technology..........8, 13
Straddle Period...................39
Straddle Period Taxes.............39
Subsidiary.........................8
Survival Period................8, 48

T

Tax................................9
Tax Benefit........................9
Tax Return.........................9
Tax Structure.....................37
Tax Treatment.....................37
Taxes..............................9
Taxing Authority...................9
Third Party........................9
Third Party Claim..............9, 47
Third Party Software..............32
this Agreement.....................1
Title IV Plan......................9
TLP............................9, 19
TLP Payment....................9, 19
Trade Secrets......................9
Trademarks.........................9
Transactions......................10
Transfer Tax......................10
Transfer Taxes....................10

W

WARN Act......................10, 38